                                                                   EXHIBIT 10.17


                           WINDHAM INDUSTRIAL CENTER V
                              ROMEOVILLE, ILLINOIS

                                     LEASE

                                    BETWEEN

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            A NEW JERSEY CORPORATION,
                                    LANDLORD

                                       AND

                              INNOTRAC CORPORATION,
                              A GEORGIA CORPORATION
                                     TENANT

                               CONCESSION GRANTED

    Two (2) months of Base Rent shall abate hereunder. See Section 4.2 below.

                                TABLE OF CONTENTS

SECTION                                             PAGE
-------                                            ------
1.  FUNDAMENTAL LEASE TERMS                          1
2.  AGREEMENT TO LEASE                               2
3.  RENT                                             2
4.  BASE RENT                                        2
5.  ADDITIONAL RENT                                  3
6.  SERVICES                                         7
7.  SECURITY DEPOSIT                                 8
8.  USE                                              9
9.  CONDITION OF PREMISES                            9
10. EARLY POSSESSION                                10
11. ASSIGNMENT AND SUBLETTING                       10
12. REPAIRS AND ALTERATIONS                         12
13. CERTAIN RIGHTS RESERVED BY LANDLORD             14
14. COVENANT AGAINST LIENS                          15
15. WAIVERS AND INDEMNITIES                         15
16. DEFAULTS AND LANDLORD'S REMEDIES                16
17. SURRENDER OF POSSESSION                         19
18. INSURANCE                                       20
19. FIRE OR CASUALTY                                21
20. CONDEMNATION                                    22
21. NOTICES                                         22
22. ADDITIONAL COVENANTS OF TENANT                  23
23. ESTOPPEL CERTIFICATES; MORTGAGE ISSUES          26
24. MISCELLANEOUS                                   27
25. PARKING                                         28
26. ERISA                                           29
27. ATTORNEYS' FEES                                 29
28. AMERICANS WITH DISABILITIES ACT                 29
29. EXPANSION OPTION                                30
30. RIGHT OF FIRST OFFER                            30
31. OPTION TO EXTEND                                32

                                    EXHIBITS

Exhibit A - Plan of the Premises
Exhibit B - Work Letter
Exhibit C - Legal Description of the Land
Exhibit D - Form of Tenant Estoppel Letter
Exhibit E - Forms of Expansion Option Lease Amendments

                           WINDHAM INDUSTRIAL CENTER V
                                     LEASE

THIS LEASE ("Lease") is entered into as of the 17th day of September, 2002, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, whose address is Two Prudential Plaza, 180 North Stetson Street, Suite 3275, Chicago, Illinois 60601 (together with its successors and assigns, "Landlord") and INNOTRAC CORPORATION, a Georgia corporation (together with its permitted successors and assigns, "Tenant").

1. FUNDAMENTAL LEASE TERMS. Certain fundamental lease terms (the "Fundamental Lease Terms") are set forth below in this Section 1:


1        Building and Address:      Windham Industrial Center V
                                    1400-1420 Lakeview Drive
                                    Romeoville, Illinois 60446

2        Tenant:                    Innotrac Corporation, a Georgia corporation

3        Tenant's Current Address:  6655 Sugarloaf Parkway
                                    Duluth, Georgia 30097
                                    Attention: David L. Gamsey--Chief Financial
                                      Officer
4        Landlord:                  The Prudential Insurance Company of America,
                                    a New Jersey corporation

5        Landlord's Address:        Two Prudential Plaza
                                    180 North Stetson Street, Suite 3275
                                    Chicago, Illinois 60601

6.       Premises:                  The Premises shall constitute the
                                    approximately 150,204 square feet of
                                    warehouse, distribution and office space located in the Building, as shown as the "Initial Premises" on the plan attached hereto and made a part hereof as EXHIBIT A.
                                    The final rentable square footage of the Premises shall be determined and confirmed by Landlord and Tenant in writing pursuant to Section 2 below. In addition, the office space presently located in the Expansion
                                    Space (as defined below) shall constitute a portion of the Premises for all purposes other than the calculation of Base Rent, Additional Rent, Tenant's Proportionate
                                    Share or the Tl Allowance (all of which
                                    terms as defined below) and for the part of the Term occurring prior to the Expansion
                                    Deadline (as defined below).

7        Term:                      Sixty two (62) calendar months commencing on
                                    the Commencement Date, provided that if the Commencement Date is not the first (1st) day of a calendar month, the Term shall end sixty two (62) calendar months after the last day of the calendar month in which the Commencement Date occurs.


8        Commencement Date:         September 17, 2002

9        Base Rent:                 Annual Base Rent shall equal the product of
                                    (a) the rentable area of the Premises
                                    determined in accordance with Section 2; and
                                    (b) the following annual rates per rentable square foot of the Premises for the applicable periods during the Term:

                                    1st Lease Year      $3.59 per square foot
                                    2nd Lease Year      $3.70 per square foot

                                    3rd Lease Year       $3.81 per square foot
                                    4th Lease Year       $3.92 per square foot
                                    5th Lease Year       $4.04 per square foot
                                    6th Lease Year       $4.16 per square foot

10       Security Deposit:          $22,571

11       Work Letter:               The work letter attached hereto as EXHIBIT B
                                    and made a part hereof.

12       Tenant Improvements:       "Tenant Improvements" shall have the meaning
                                    ascribed to such term in the Work Letter.

13       Broker:                    Insignia/ESG


         2. AGREEMENT TO LEASE. Landlord hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord the Premises in the Building located on the real estate legally described on EXHIBIT C attached hereto and made a part hereof (the "Land") for the Term. The Land, the Building and all other improvements now or hereafter located on the Land are collectively referred to herein as the "Property." The rentable area of the Premises, constituting approximately 150,204 square feet, shall be determined by Landlord's architect in accordance the current space measurement standards published by BOMA (ANSI Z65.1-1996), to the extent applicable, and otherwise with standard industry practices for single story warehouse and distribution facilities and shall be approved by Tenant's architect, which approval shall not be unreasonably withheld. At such time as the rentable area of the Premises has been finally determined, the parties shall jointly execute a written memorandum in the form attached to the Work Letter as Schedule 2, and such memorandum shall be attached to and become a part of this Lease. The written memorandum shall confirm the rentable area of the Premises, the annual and monthly installments of Base Rent payable by Tenant in accordance with Section 4 below and Tenant's Proportionate Share in accordance with Section 5.1 (b) below.

         3.       RENT. Tenant shall pay Rent (as defined below) to:

                  PDC Properties, Inc.
                  23333 Network Place
                  Chicago, Illinois 60673-1227

or to such other person or at such other place as Landlord may designate, without offsets or deductions of any kind whatsoever, at the times and in the manner hereinafter set forth. As used herein "Rent" shall mean Base Rent (as defined below), Additional Rent (as defined below) and all other amounts to be paid by Tenant to Landlord under this Lease. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

         4.       BASE RENT.

                  4.1 The Base Rent payable for each Lease Year (as defined below) set forth in Section 1.9 and determined under Section 2 shall be paid in twelve (12) equal monthly installments, paid in advance not later than the first (1st) day of each month. If the Commencement Date is other than the first (1st) day of a month, then the installment of Base Rent for such initial month shall be prorated on a per diem basis for such fractional period. Base Rent (calculated based upon the estimated rentable area of the Premises of 150,889 square feet) for the first full calendar month for which Base Rent shall be due shall be paid when Tenant executes this Lease; immediately after the rentable area of the Premises is determined and approved pursuant to Section 2, an equitable adjustment shall be made between the parties to reconcile such estimated Base Rent paid by Tenant for such month with the actual Base Rent payable for such month. As used herein, "Lease Year" shall mean each consecutive twelve (12) month period beginning with the Commencement Date, except that if the Commencement Date is other than the first (1st) day of a calendar month, then the first
         (1st) Lease Year shall be the period from the Commencement Date through the date twelve (12) months after the last day of the calendar month in which the Commencement Date occurs, and each subsequent Lease Year shall be the period of twelve (12) months following the last day of the prior Lease Year.

                  4.2 Notwithstanding anything to the contrary contained in this Lease and provided that Tenant is not then in default under this Lease, Base Rent shall abate in full and Tenant shall have no liability therefor during the two (2) full calendar month period commencing on the Commencement Date. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such Rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

         5. ADDITIONAL RENT. In addition to paying the Base Rent specified in Section 4 hereof, Tenant shall pay as "Additional Rent" the amounts determined as set forth below in this Section 5.

                  5.1 DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

                           (a) "Calendar Year" shall mean the twelve (12) month period January through December of any year (or portion thereof) falling within the Term.

                           (b) "Tenant's Proportionate Share" shall initially be 33.31%, a percentage determined by dividing 150,204 square feet, the estimated rentable area of the Premises, by 450,900 square feet, the rentable area contained in the Building, subject to confirmation pursuant to Section 2 above. The parties hereby agree that the rentable areas of the Premises (once determined and approved in accordance with Section 2) and of the Building, and Tenant's Proportionate Share (once determined and approved in accordance with Section
                  2) shall not be contested by either party. Tenant's Proportionate Share shall otherwise only be revised upon an actual change in the physical dimensions of the Premises or upon an actual reconfiguration, addition or modification to the rentable area of the Building during the Term, each of which as Landlord may reasonably redetermine from time to time (provided, however, that no such reconfiguration, addition, or modification the rentable area of the Building shall result in an increase in Tenant's Proportionate Share). Similarly, if the Building shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Proportionate Share so long as no portion of the Taxes or Operating Expenses attributable to the premises of such tenants and related common areas (e.g., parking lot) are included in "Taxes" or "Operating Expenses" hereunder. If the Building shall be part of or shall include a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, Landlord may allocate, on an equitable basis, Taxes and Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance, with sound accounting and management principles, Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, side-walks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant's Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings.

                           (c) "Taxes" shall mean all real estate and personal property taxes and assessments and similar governmental charges, special or otherwise, direct or indirect, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, ad valorem taxes for Landlord's personal property, and taxes levied or assessed by special taxing districts now or hereafter created) levied or assessed for any Calendar Year (without regard to any different fiscal year used by such government or municipal authority) upon or with respect to the Property that Landlord shall actually pay because of or in connection with the ownership, leasing and operation of the Property. Should any political subdivision or governmental authority having jurisdiction over the Property, impose a tax, assessment, charge or fee which Landlord shall be required to pay, either by way of substitution for such real estate taxes, or in addition to such real estate taxes, or impose an income or franchise tax or other tax in the nature of a sales tax on rents which may be in addition to or in substitution for a tax levied against the Property, such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder. "Taxes" shall also include all reasonable fees and costs actually incurred by Landlord in connection with protesting, reducing or limiting the increase in any Taxes. "Taxes" shall not include inheritance, income, transfer or franchise taxes paid by Landlord to the extent applicable to Landlord's general or net income (including, without limitation, rents, receipts or income attributable to operations at the Property, except as provided in the second preceding sentence), and shall not include any taxes to be paid by Tenant under the terms of this Lease. In determining the amount of Taxes for any Calendar Year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the immediately preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to Taxes levied, assessed or otherwise imposed for such year without regard to when such Taxes are payable.

                           (d) "Operating Expenses" shall mean for any Calendar Year those costs or expenses of every kind and nature paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining, repairing and restoring the Property including, without limitation: (i) dues and other amounts payable to the Windham Lakes Business Park Association (the "Association"), as the Property is located in the Windham Lakes Business Park (the "Park"), and payments under any other presently existing easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development (collectively, the "Park Covenants"); (ii) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, to the extent not separately metered, (iii) the cost of fire monitoring, security and security device systems for the Building, if any; (iv) the cost of maintaining and repairing the Building and other improvements in the Property, and all systems, equipment and components thereof, including but not limited to: (A) sewer, water, mechanical, electrical, sprinkler and other utility systems and equipment, (B) heating, ventilating and air conditioning systems and equipment, (C) the roof and structural components of the Building, (D) parking lots, driveways and sidewalks, (E) exterior lighting systems and equipment; (F) window cleaning,
                  (G) trash removal, (H) cleaning of walks, parking facilities and building walls, (I) removal of ice and snow, (J) intentionally omitted, (K) reasonably necessary maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, (L) irrigation systems, (M) drainage facilities, (N) fences, curbs, and walkways, (O) re-striping and resealing parking facilities, and (P) painting of Building exteriors; (v) insurance (including but not limited to, fire, extended coverage, all risk, rent loss, liability, worker's compensation, and any other insurance reasonably carried by Landlord and applicable to the Property (to the extent landlords of similar buildings in the vicinity of the Building generally carry such other insurance) and not carried by tenants under any provision of their lease); (vi) deductibles paid by Landlord under the fire, extended coverage, all risk, insurance policy described above, except to the extent the claim giving rise to such deductible arises out of or in connection with the negligence or willful misconduct of Landlord or its employees, contractors, or agents; (vii) intentionally omitted; (viii) management agreements (including the cost of any reasonable and competitive management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts); (ix) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; (x) the cost of wages, salaries and benefits of all persons at the level of property manager and below, to the extent engaged in the operation, management, maintenance and repair of the Property; (xi) accounting services to the extent performed with respect to the operation and management of the Property; (xii) governmental permits, licenses and certificates necessary and required to operate and manage the Property; (xiii) any rental (excluding, however, any installment purchase or financing agreements) with respect to equipment used in the operation, repair or maintenance of the Property; and (xiv) any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining, repairing or restoring the Property under sound management and accounting principles. Notwithstanding anything herein to the contrary, Operating Expenses shall not include: costs or other items included within the meaning of the term "Taxes"; costs of tenant alterations to tenant space; marketing costs; costs of capital improvements to the Property, except as provided below; depreciation charges; interest and principal payments on mortgages; real estate brokerage and leasing commissions; and any other expenditures for which Landlord has been reimbursed (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases). Notwithstanding the foregoing, the cost of any capital improvements to the Property made after the date of this Lease that are primarily intended to reduce Operating Expenses or that are required under any laws, statutes, codes, ordinances, or governmental rules, regulations or requirements, or judicial or administrative rules, orders or decrees (collectively, "Laws") that were not applicable to the Property as of the date of this Lease, amortized over the reasonable life of such improvements, as determined in according with sound accounting principles, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan prime rate available in the vicinity of the Building on the date the cost of such improvements was incurred) shall be included in Operating Expenses. In the event the Property is not fully occupied during any Calendar Year, the variable Operating Expenses for that year may be adjusted by Landlord to reflect the Operating Expenses as though the Property were fully occupied; provided, however, that in no event shall the payments made by all tenants of the Property to Landlord for Operating Expenses exceed the actual Operating Expenses paid or incurred by Landlord in any Calendar Year. Notwithstanding anything to the contrary contained in this Section 5.1(e), Operating Expenses may include, at Landlord's sole, but reasonable discretion, both (i) snow removal costs, and/or
                  (ii) maintenance and repair costs of the parking areas for the Property.

                  5.2 TAX AMOUNT. Tenant shall pay to Landlord as Rent, in addition to the Base Rent and the Operating Expense Amount (as defined below), an amount (the "Tax Amount") equal to Tenant's Proportionate Share multiplied by the amount of Taxes for each Calendar Year. Tenant shall pay to Landlord the Tax Amount with respect to each Calendar Year in monthly installments, at the same time and place as Base Rent is to be paid, in an amount estimated from time to time by Landlord by a written notice to Tenant (the "Estimated Tax Payments"). Landlord shall deliver to Tenant as soon as practical after the close of each Calendar Year (including the Calendar Year in which this Lease terminates) a statement showing the amount of the Taxes for such Calendar Year and the Tax Amount. Tenant hereby acknowledges that Landlord will not be able to deliver such statement until Landlord receives the real estate tax bills for each Calendar Year, which bills are currently received six (6) to nine (9) months after the end of each Calendar Year. If the Estimated Tax Payments paid by Tenant during any Calendar Year are less than the Tax Amount for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the Estimated Tax Payments paid by Tenant during any Calendar Year exceed the Tax Amount due from Tenant for such Calendar Year, such excess shall be credited against payments of Rent next due hereunder. If no such payments are next due, such excess shall be refunded by Landlord. Landlord's failure to deliver an annual statement of the Taxes for any Calendar Year shall not constitute a waiver or release of, or relieve Tenant from, its obligations under this Subsection. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Proportionate Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise, but not if attributable to any expansion of the rentable area of the Building), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Tenant Improvements and Alterations. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation, showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or other sales tax or rent, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease. Landlord hereby estimates, in good faith, to Tenant that Tenant's Proportionate Share of Taxes shall be approximately $0.80 per square foot per annum as of the Commencement Date.

                  5.3 OPERATING EXPENSE AMOUNT. Tenant shall pay to Landlord as Rent, in addition to the Base Rent and the Tax Amount, an amount (the "Operating Expense Amount") equal to Tenant's Proportionate Share multiplied by the amount of Operating Expenses for each Calendar Year. Tenant shall pay to Landlord the Operating Expense Amount with respect to each Calendar Year in monthly installments, at the same time and place as Base Rent is to be paid, in an amount reasonably estimated from time to time by Landlord by a written notice to Tenant (the "Estimated Operating Expense Payments"). Landlord shall deliver to Tenant as soon as practical after the close of each Calendar Year (including the Calendar Year in which this Lease terminates) a statement showing the amount of the Operating Expenses for such Calendar Year and the Operating Expense Amount. If the Estimated Operating Expense Payments paid by Tenant during any Calendar Year are less than the Operating Expense Amount for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the Estimated Operating Expense Payments paid by Tenant during any Calendar Year exceed the Operating Expense Amount due from Tenant for such Calendar Year, such excess shall be credited against payments of Rent next due hereunder. If no such payments are next due, such excess shall be refunded by Landlord. Landlord's failure to deliver an annual statement of the Operating Expenses for any Calendar Year shall not constitute a waiver or release of, or relieve Tenant from, its obligations under this Subsection. Landlord hereby estimates, in good faith, to Tenant that Tenant's Proportionate Share of Operating Expenses shall be approximately $0.30 per square foot per annum as of the Commencement Date. Notwithstanding the foregoing, the total Operating Expenses (excluding amounts relating to insurance, utilities or snow removal) applicable to any Calendar Year during the initial Term (excluding any Extension Periods, as defined below) (an "Operating Year") and used from time to time in the calculation of the Operating Expense Amount or the Estimated Operating Expense Payments due and payable with respect to any such Operating Year shall not exceed one hundred ten percent (110%) of the total Operating Expenses (excluding amounts relating to insurance, utilities or snow removal) applicable to the Calendar Year immediately preceding such Operating Year and used in the calculation of the Operating Expense Amount or the Estimated Operating Expense Payments for such Calendar Year in accordance with this Section 5.3.

                  5.4 AUDIT RIGHT. Upon reasonable advance written notice, Tenant may from time to time examine or cause an audit of Landlord's records relating to Operating Expenses or Taxes, as applicable, for any Calendar Year within twelve (12) months after Tenant's receipt of the applicable annual statement from Landlord in accordance with Section
         5.2 or Section 5.3. Such examination or audit shall be conducted during normal business hours, at a time and date reasonably acceptable to each of Landlord and Tenant. In the event that, as a result of any such examination or audit, Tenant disputes in a timely manner the Operating Expense Amount or the Tax Amount, and Landlord disagrees with Tenant with respect to such dispute, then Landlord (or its property manager) and Tenant shall each select one of its officers or senior managers to represent it, and such representatives shall promptly meet or otherwise communicate and use reasonable, good faith efforts to resolve such dispute. If such representatives do not resolve any such dispute within thirty (30) days after their initial meeting or other communication concerning such dispute, then such dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association under the Expedited Procedures of its Commercial Arbitration Rules. The non-prevailing party in the arbitration shall pay the fees and costs of the arbitrator, who shall be a certified public accountant with at least ten (10) years' experience with properties similar to the Property, and the administration of the arbitration. Each party shall otherwise bear its own costs and expenses incurred in the course of such arbitration. Notwithstanding the foregoing, if such dispute is resolved, whether by agreement or arbitration, in Tenant's favor and the discrepancy with respect to the Operating Expense Amount or the Tax Amount is in excess of five percent (5%), then Landlord shall pay to Tenant the reasonable cost of Tenant's examination or audit within thirty (30) days after Tenant delivers an invoice therefor, together with reasonable evidence thereof.

                  5.5 SURVIVAL. Without limiting any other obligations of Tenant which shall survive the expiration of the Term or a termination of Tenant's right of possession, the obligations of Tenant to pay the Additional Rent provided for in this Section 5 shall survive the expiration of the Term or a termination of Tenant's right of possession.

         6.       SERVICES.

                  6.1 SERVICES FURNISHED BY LANDLORD. During the Term Landlord shall furnish the following services:

                           (a) Repairs and maintenance (and if necessary, replacements) of (i) air conditioning and heating units providing service to the Premises, (ii) the floor, foundation, roof and roof structure, exterior walls, and structural components of the Premises, and (iii) the Parking Areas. Notwithstanding anything contained herein to the contrary, but subject to Section 18.1 hereof, if any repairs, maintenance or replacements are necessitated by the act or neglect of Tenant, its agents, servants or employees, then the cost thereof shall be billed directly to Tenant, and Tenant shall pay Landlord therefor within thirty (30) days after receiving such bill. Landlord shall not otherwise be responsible for the operation of air conditioning and heating units exclusively serving the Premises or the costs thereof, the parties acknowledging that the use and operation of such units exclusively serving the Premises shall be within the sole control of Tenant. Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment that generates excessive hear without providing adequate air-conditioning and ventilation therefor.

                           (b) Domestic Water for drinking, lavatory and toilet purposes at those points of supply provided up to the demising line of the Premises and refuse disposal service for the Premises and for the Property in common with other tenants. In the event that Tenant uses or requires a materially greater amount of water or refuse disposal service than the usual and ordinary use of either of such services for general office, warehouse and distribution purposes, then Landlord may bill Tenant for the additional reasonable cost of such increased use and for the reasonable cost of determining the amount of such increased use, and Tenant shall pay Landlord for such costs as Rent within fifteen (15) days after receiving such bill. If as of the Commencement Date, water service is not separately metered for the Premises, Landlord reserves the right to install separate meters for the Premises at Landlord's cost.

                           (c) Landlord shall arrange with the public utility companies and/or municipality providing the Building with electricity and natural gas service for the supply of such services to the Premises. Such services are currently separately metered to the Premises. Tenant shall pay the public utility companies and/or municipality directly for any services provided and separately metered to the Premises. Tenant shall bear the cost of maintaining light fixtures and replacing bulbs, tubes, ballasts and similar items in the Premises.

                           (d) Exterior window washing of all windows in the Premises, weather permitting, at intervals to be reasonably determined by Landlord.

                  6.2 NO OTHER SERVICES. Landlord shall not be obligated to provide any services other than those expressly set forth above in this Lease. Landlord does not warrant that any of the services described in this Section 6 will be free from interruptions caused by repairs, improvements or alterations of equipment, or by war, insurrection, civil commotion, acts of God or governmental action, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond Landlord's reasonable control. None of such interruptions shall be deemed an eviction (constructive or actual) or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. Notwithstanding the foregoing, if (a) any of the services described in clauses (a), (b) or (c) of Section 6.1 are interrupted or not provided,
         (b) such interruption or non-provision is due to the negligence or willful misconduct of Landlord or any of its employees, contractors or agents, (c) as a result of such interruption or non-provision, the Premises are not reasonably accessible or usable for the purposes contemplated by this Lease, (d) Tenant gives Landlord prompt notice of such interruption or non-provision, and (e) Landlord fails to restore such service within ninety six (96) hours after Landlord's receipt of Tenant's notice (subject to delays caused by Tenant and Events of Force Majeure [as defined below]), Base Rent and Additional Rent shall abate under this Lease from the date of such interruption until such service is restored to allow Tenant reasonable access to and use of the Premises as contemplated by this Lease.

         7. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of all its obligations hereunder, Tenant has upon execution of this Lease paid to Landlord the amount set forth in Section 1.10 hereof (the "Security Deposit"), which amount may be applied by Landlord for the purpose of curing any default by Tenant under this Lease or the Work Letter. Landlord shall be permitted to commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay any interest on the Security Deposit. If any portion of the Security Deposit is applied to cure a default by Tenant, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. If Tenant has not defaulted hereunder or if Landlord has not applied the full amount of the Security Deposit to said default, then the Security Deposit, or any portion thereof not so applied by Landlord, shall be paid in cash to Tenant when all Rent payments required under the Lease (including settlement of the final Tax Amount and Operating Expense Amount) have been made, Tenant shall have vacated the Premises in accordance with the provisions of this Lease and all other outstanding obligations of Tenant under this Lease shall have been satisfied. The Security Deposit is not an advance payment of Rent or an account of Rent, or any part or settlement thereof, or a measure of Landlord's damages. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Laws and shall not be construed as liquidated damages. In the event Landlord transfers all or any part of its interest in the Building or this Lease, Landlord shall have the right to transfer the Security Deposit to the transferee. Upon such transfer, Landlord shall thereby be released by Tenant from all liability or obligation for the return of the Security Deposit.

         8. USE. Tenant shall use and occupy the Premises for general office, warehouse and distribution purposes and for no other purpose, unless otherwise expressly agreed in writing by Landlord. Notwithstanding the foregoing, Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied contrary to or in violation of any Laws or any Park Covenants or in any manner that would: (i) cause structural injury to the Premises or the Building; (ii) invalidate any insurance policy affecting the Premises or the Building; (iii) increase the amount of premiums for any insurance policy affecting the Premises or the Building; (iv) affect any certificate of occupancy affecting the Premises or the Building; (v) constitute a danger to persons or property; or (vi) create a nuisance, or disturb any other occupant of the Building.

         9.       CONDITION OF PREMISES.

                  9.1 Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good, clean and sanitary order, repair and condition satisfactory to Tenant and at such time free from defects, other than latent defects of which Landlord is notified within one (1) year after the Commencement Date; upon receipt of notice of any such latent defects within such one year period, Landlord shall promptly repair same. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building has been made by Landlord to Tenant other than as may be contained in this Lease (including, without limitation, the Work Letter).

                  9.2 In consideration of Tenant's taking possession in accordance with this Section 9, Landlord agrees to pay or credit to Tenant an amount equal to Ninety Thousand Dollars ($90,000) as a tenant improvement allowance (the "TI Allowance") in accordance with this
         Section 9.2. If Tenant elects to exercise its Expansion Option (as defined below) prior to the Expansion Deadline (as defined below), Landlord shall pay to Tenant the entire TI Allowance within 30 days after such election to reimburse Tenant for all reasonable costs and expenses of Tenant relating to the construction of initial tenant improvements and alterations relating to the Premises that Tenant may desire to construct in accordance with Section 12 and to be used by Tenant for any other purpose. If Tenant does not exercise its Expansion Option prior to the Expansion Deadline:

                           (a) Landlord shall construct a standard demising wall between the Premises and the Expansion Space (as defined below) at Landlord's sole cost and expense;

                           (b) Tenant and Landlord shall enter into a work letter in substantially the form of the work letter attached hereto as Exhibit B (with such changes as may be necessary to cause such work letter to be consistent with the fact that the Tenant Improvements will be constructed after the Commencement Date and after Tenant's possession, use and occupancy of the Premises from and after the Expansion Deadline). The term "Work Letter" used in this Lease shall be deemed to mean and refer to such work letter from and after the date Landlord and Tenant agree upon and execute such work letter. Landlord shall construct or cause the construction of the Tenant Improvements in the Premises only in accordance with, and subject to the terms and conditions of, such executed work letter. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary contained in this Lease:

                                       (i)   the work letter attached hereto as
                           Exhibit B is attached solely for the purpose of providing a substantive form for the work letter to be executed by the parties pursuant to this subparagraph, and such work letter attached hereto as Exhibit B is not intended to, and shall not be deemed to, impose any duties, obligations, liabilities, or responsibilities on either party hereto; and

                                    (ii)     Landlord may cause to be prepared
                           at Landlord's cost the plans, drawings and specifications for the Tenant Improvements based on the description in Schedule 1 to Exhibit B prior to Tenant's exercise of the Expansion Option. If Landlord causes such preparation, Landlord and Tenant shall act in good faith and cooperate with each other to finalize and approve such plans, drawings and specifications as soon as reasonably possible in accordance with Section 3 of Exhibit B. The reasonable costs and expenses of such plans, drawings and specifications shall be payable by Tenant in accordance with the Work Letter if and only if Tenant does not exercise its Expansion Option prior to the Expansion Deadline;

                           (c) Landlord shall credit against such costs and expenses an amount equal to the II Allowance in accordance with the Work Letter; and

                           (d) If the total reasonable costs and expenses for the Tenant Improvements are less than the total amount of the TI Allowance, Landlord shall pay the excess balance of the TI Allowance to Tenant within 30 days of the Substantial Completion Date (as defined in the Work Letter).

         10. EARLY POSSESSION. If Tenant takes possession of all or any part of the Premises prior to the Commencement Date, all of the covenants and conditions of this Lease shall be binding upon the parties hereto the same as if the Commencement Date had been fixed as of the date when Tenant took such possession, and Tenant shall pay to Landlord as Rent for the period prior to the Commencement Date, a proportionate amount of the Rent as set forth in this Lease based upon the portion of the Premises of which Tenant has taken possession. Notwithstanding the foregoing, but subject to the terms and conditions of the Work Letter, Landlord agrees that Tenant may enter the Premises from and after the date of this Lease for the purpose of fixturing the Premises and otherwise preparing the Premises for occupancy, and during such fixturing and preparation Tenant shall not be obligated to pay Rent.

         11.      ASSIGNMENT AND SUBLETTING.

                  11.1 PROHIBITIONS. Tenant shall not, without the prior written consent of Landlord, undertake any of the following (collectively, a Transfer"): (a) assign, convey or mortgage this Lease or any interest hereunder; (b) permit any assignment of, or lien upon this Lease or tenant's interest herein by operation of law or otherwise; (c) sublet the Premises or any part thereof; or (d) permit the use of the Premises by any parties other than Tenant and its Affiliates (as defined below) and their respective agents and employees. Any Transfer made without complying with this Section 11 shall at Landlord's option be null, void and of no effect and shall constitute a default under this Lease, subject to any applicable notice and cure period. Neither a Transfer to any party (including but not limited to any affiliates or subsidiaries), nor Landlord's consent to any other Transfer, nor Landlord's election to accept any assignee, sublessee or transferee as Tenant hereunder shall release the original Tenant from any covenant or obligation under this Lease. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to consent to any future Transfer.

                  11.2 NOTICE TO LANDLORD. Tenant shall give Landlord written notice of any proposed Transfer (including, without limitation, a proposed Transfer to an Affiliate) at least thirty (30) days prior to the effective date of such proposed Transfer. Such written notice shall include: (a) the name and address of the proposed assignee, sublessee or transferee (a "Transferee"), and whether the proposed Transferee is an Affiliate (as defined below), (b) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (c) the portion of the Premises subject to the proposed Transfer (the "Subject Space"), (d) unless the transferring

         Tenant or its guarantor shall remain liable under this Lease and in substantially the same financial condition upon and after such Transfer, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (e) such any other information to enable Landlord to determine the financial condition of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (f) such other information as Landlord may reasonably require. The term "Affiliate" in this Lease shall mean an entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Tenant. For purposes of this definition, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                  11.3 APPROVAL. Landlord will not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, (ii) the proposed Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the proposed Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the proposed Transferee is either a governmental authority (or agency or instrumentality thereof) or a current tenant or occupant of the Property (except that if expansion space suitable for any such current tenant or occupant is not available at the Park, the fact that such proposed Transferee is a current tenant or occupant of the Property shall not be considered by Landlord), (v) unless the transferring Tenant or its guarantor shall remain liable under this Lease and in substantially the same financial condition upon and after such Transfer, the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) an uncured event of default in the payment of Rent or other material event of default under this Lease shall exist at the time Tenant requests consent to the proposed Transfer, or (vii) any such transfer will cause a violation of ERISA (as defined below) or other applicable state statutes regulating investments by or fiduciary obligations with respect to "governmental plans." Notwithstanding anything in this Section 11.3 to the contrary, Landlord shall be deemed to have given its consent to any Transfer to any Affiliate of Tenant.

                  11.4 TERMS OF CONSENT. If Landlord consents to a Transfer or, in connection with any Transfer to an Affiliate of Tenant, is deemed to have consented to a Transfer: (a) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified,
         (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease, (d) unless the proposed Transferee is an Affiliate, if the proposed Transfer is pursuant to a sublease or similar occupancy agreement for the Premises, Tenant shall deliver to Landlord promptly after execution an original executed copy of the agreement effecting such Transfer, which agreement shall in all events provide that the Transferee thereunder assumes all duties and obligations of the "tenant" hereunder from and after the effective date of such Transfer, and (e) unless the proposed Transferee is an Affiliate, if the proposed Transfer is pursuant to a sublease or similar occupancy agreement for the Premises, Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer or a partner or owner of Tenant, setting forth in detail the computation of any profits Tenant shall derive from or otherwise allocated to such Transfer. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. In the event of monetary default, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                  11.5 SHARING OF PROFITS. Without limitation of any other provision hereof, should Tenant propose to Transfer to any Transferee (other than an Affiliate) pursuant to a sublease or similar occupancy agreement for the Premises, Landlord may condition its consent to the Transfer on the condition that fifty percent (50%) of the profit derived by Tenant from the Transfer be paid by Tenant to Landlord as Rent. For purposes of Subsections 11.4 and 11.5, "profits" shall mean the amount of any and all base rent and additional rent received by Tenant in connection with, or otherwise allocable to, such Transfer, minus the amount of Base Rent and Additional Rent to be paid by Tenant under this Lease for the portion of the Term and the Subject Space, minus all reasonable, out-of-pocket costs actually incurred by Tenant in connection with such Transfer (including leasing commissions, advertising expenses, costs of alterations or improvements to the Premises approved by Landlord in accordance with this Lease, and attorney's fees).

                  11.6 TRANSFER OF OWNERSHIP INTERESTS IN TENANT. For purposes of this Lease, the term "Transfer" shall also include any one of the following events if and only if Tenant does not maintain substantially the same net worth and remain in substantially the same financial condition upon and after such event: (a) the direct or indirect sale or other transfer of an aggregate of 50% or more of the voting or ownership interests of Tenant, (b) the sale, mortgage, hypothecation or pledge of an aggregate of 50% or more of Tenant's net assets, or (c) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or the dissolution of the partnership. Any transfer of ownership interests in Tenant shall not be permitted hereunder, shall at Landlord's option be null, void and of no effect and shall constitute a default under this Lease if such transfer would cause any of the representations and warranties made by Tenant in Section 26 below to be inaccurate or incorrect at any time. Tenant shall indemnify, defend and hold the Landlord Parties (as defined below) harmless from all claims, causes of action, liabilities, losses, costs, damages, liens and expenses related to any transfer of ownership interests in Tenant that may cause any of the representations and warranties made by Tenant in Section 26 below to be inaccurate or incorrect at any time. Notwithstanding anything to the contrary set forth in this Lease, each of the following Transfers shall be permitted hereunder without the consent or approval of Landlord (but shall otherwise comply with all of the other terms and conditions of this
         Section 11): (i) any direct or indirect sale or other transfer of any portion of the voting or ownership interests of Tenant to any person or entity that is currently an owner of any voting or ownership interests of Tenant or to the heir(s) of any such person or entity, (ii) any direct or indirect sale or other transfer of any portion of the voting or ownership interests of Tenant via a public stock or equity exchange (including, without limitation, the NYSE and NASDAQ), and (iii) the sale of substantially all of the voting or ownership interests, or substantially all of the assets, of Tenant, or any merger or consolidation involving Tenant, so long as in any such event the net worth of the resulting Transferee is not less than twenty-five million dollars ($25,000,000.00).

                  11.7 LANDLORD'S COSTS. Tenant shall pay to Landlord as Rent hereunder, all costs and expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by Landlord in connection with any proposed assignment or subletting hereunder (not to exceed $1,500.00), regardless of whether Landlord withholds or grants its consent to such assignment or subletting in accordance with the terms and conditions of this Section 11.

         12.      REPAIRS AND ALTERATIONS.

                  12.1 TENANT'S REPAIR OBLIGATIONS. Tenant shall, at its own expense, keep and maintain the Premises in good and sanitary condition, working order and repair during the Term. Tenant shall promptly and adequately repair all damage to the Premises and restore, replace or repair all damaged or broken glass, carpet, wall-covering, doors, fixtures, equipment, improvements and appurtenances (including but not limited to the Tenant Improvements and any

         Alterations); provided, however, that Tenant shall not be obligated to repair or replace any component of the Premises for which Landlord is responsible under this Lease (including, without limitation, the heating and air conditioning systems servicing the Premises), except to the extent that, subject to Section 18.1, such repair or replacement are necessitated by the negligence or willful misconduct of Tenant, its agents, servants or employees. In the event that any such repairs, maintenance or replacements by Tenant are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as may be reasonably acceptable to Landlord (provided such acceptance is made in writing), and in a first class, workmanlike manner. If Tenant does not fulfill its obligations under this Subsection 12.1, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord all reasonable out-of-pocket third party costs and expenses thereof actually incurred by Landlord in connection with such repairs and replacements immediately upon written demand therefor. Landlord may enter the Premises at all reasonable times with reasonable advance notice (except in the event of an emergency, in which event no notice shall be required) to make such repairs and replacements and any other repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment or system located in the Building. Notwithstanding anything contained herein to the contrary, if any damage to the Premises or the Property or to any equipment or system thereon (including but not limited to the roof of the Building or any heating, air conditioning and ventilation systems serving the Premises) or appurtenance thereto results from any negligence or willful misconduct of Tenant or of Tenant's contractors, agents or employees, then Landlord may but is not obligated to, at Landlord's option, repair such damage, and, subject to Section 18.1, Tenant shall pay Landlord all reasonable out-of-pocket third party costs and expenses thereof actually incurred by Landlord in connection with such repairs and replacements immediately upon written demand therefor.

                  12.2 PROHIBITION ON ALTERATIONS. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, decorations or additions (collectively, "Alterations") to the Premises. Landlord may, in its sole discretion, withhold its consent to any Alteration which: (i) affects the roof or structural components of the Building; (ii) affects any heating, ventilating, air conditioning, utility or mechanical systems or equipment in the Building; (iii) is visible from outside of the Premises; (iv) costs more than $10,000.00 to complete (including all labor and material costs); or (iv) requires a building permit to perform. Except as provided in the immediately preceding sentence, Landlord shall not unreasonably withhold its consent to any Alterations, and Tenant may undertake any Alteration costing $10,000 or less without Landlord's consent so long as such Alteration is not of the type described in the immediately preceding sentence and so long as Tenant delivers a reasonably detailed description of such Alterations to Landlord promptly upon completion of such Alterations. Landlord's consent to any Alterations (including, without limitation, Landlord's approval of Tenant's plans, specifications or working drawings therefor), shall impose no responsibility or liability on Landlord with respect to the completeness, or design sufficiency thereof or the compliance thereof with all applicable Laws.

                  12.3 PERFORMANCE OF ALTERATIONS. The work necessary to make any Alterations requiring Landlord's consent shall be done by employees of or contractors employed by Landlord or, with Landlord's prior written consent, by contractors and subcontractors arranged for by Tenant and approved by Landlord. If Alterations are, with Landlord's consent, performed by contractors employed by Tenant, Tenant shall deliver to Landlord, for its review and approval prior to commencing any such Alterations, copies of all contracts and subcontracts related to such Alterations, and plans, working drawings and specifications necessary to perform such work. Landlord's review of Tenant's plans, specifications or working drawings shall impose no responsibility or liability on Landlord, and shall not constitute a representation, warranty or guarantee by Landlord, with respect to the completeness, design, sufficiency or compliance thereof with any Laws. In addition, Alterations shall be performed subject to all of the following conditions by Tenant and its contractors and subcontractors: insuring against liabilities which may arise out of such Alterations, as determined by Landlord; obtaining necessary licenses and permits; contractor and subcontractor lien waivers; affidavits listing all contractors, subcontractors and suppliers; use of union labor (if Landlord uses union labor); affidavits from engineers acceptable to Landlord stating that the Alterations will not adversely affect the systems and equipment or the structure of the Building; and requirements as to the manner and times in which such Alterations shall be done. All Alterations performed by Tenant or its contractors shall be done in a first-class, workmanlike manner using only new and good grades of materials and shall comply with all insurance requirements and all Laws. Tenant shall permit Landlord to observe and inspect all Alterations, and Tenant shall reimburse Landlord for its actual, reasonable out of pocket costs and expenses payable to third parties and related to such observation and inspection. Tenant shall promptly pay to Landlord and/or to Tenant's contractors, as the case may be, when due, the cost of all work and of all decorating required in connection with any Alterations, and if payment is made directly to Tenant's contractors, upon completion of the Alterations, Tenant shall deliver to Landlord evidence of payment and full and final waivers of all liens for labor, services or materials. Except to the extent caused by Landlord's negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord and its owners and their respective officers, shareholders, directors, partners, agents and employees (collectively, the "Landlord Parties") harmless from all claims, causes of action, liabilities, losses, costs, damages, liens and expenses related to any Alterations performed by Tenant or its contractors or subcontractors.

         13. CERTAIN RIGHTS RESERVED BY LANDLORD. Except to the extent expressly limited herein, Landlord reserves full rights to control the Property, including but not limited to the following rights, exercisable without notice (except as expressly provided below in this Section) and without liability to Tenant for damage or injury to property, person or business so long as in exercising such rights, Landlord uses reasonable efforts to minimize any effect on the use and occupancy of the Premises, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:

                           (a) To change the name or street address of the Building or the Property;

                           (b) To install, affix and maintain any and all signs on the exterior of the Premise or the Building, so long as the exercise of such rights does not interfere with or impede Tenant's exercise of its rights with respect to signage as set forth in Section 22(a);

                           (c) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Premises;

                           (d) Upon reasonable advance notice, to show the Premises to prospective tenants at reasonable hours during the last six (6) months of the Term and to show the Premises to current and prospective insurers, brokers, purchasers and lenders of the Building at reasonable hours during the Term;

                           (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord;

                           (f) To decorate or maintain or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Property or the Building, or any part of any thereof, and for such purposes to enter upon the Premises upon reasonable prior verbal notice (except in an emergency, in which case no notice shall be necessary), and, during the continuance of any such work, to take into and upon or through the Premises all materials required to make such decorations, repairs, maintenance, alterations or improvements, to erect scaffolding and other structures as may be reasonably required, to close roads, drives, doors, entryways, public space and corridors in the Property or the Building on a temporary basis (but only if Landlord provides alternative means of reasonable access to the Premises during any such closure), and to interrupt or suspend temporarily Building services and facilities, all without abatement of Rent or affecting any of Tenant's obligations hereunder, so long as in any such event the Premises are reasonably accessible;

                           (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it;

                           (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Property, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;

                           (i) To approve the location of fixtures, equipment and other articles of personal property in and about the Premises and the Building so as not to exceed the legal live load;

                           (j) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises, except for vending or dispensing machines for the sole use of Tenant and its employees and any other person or entity using, occupying, or performing work in the Premises;

                           (k) To issue reasonable rules and regulations, from time to time, governing the use of the Parking Areas (as defined below); and

                           (l) To limit or prevent access to the Property or otherwise take such action or preventative measures as may be reasonably necessary for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, but only in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other, similar dangerous condition, or threat thereof.

         14. COVENANT AGAINST LIENS. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Property, the Building or the Premises in connection with any work or Alterations on or respecting the Premises not performed by or at the request of Landlord, and Tenant shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. In the case of any such lien attaching, Tenant shall pay off and remove or bond over any such lien to Landlord's satisfaction within thirty (30) days after the filing thereof. If any such lien attaches, and Tenant fails to remove or bond over such lien within said thirty (30) day period, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien without being responsible for making an investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed Rent hereunder, payable immediately upon demand. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of Laws or otherwise, to attach to or be placed upon Landlord's title or interest in the Property, the Building or the Premises, and any such claim to a lien or encumbrance shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises, and shall in all respects be subordinate to Landlord's title to the Property and Premises. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work or Alterations on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.

         15.      WAIVERS AND INDEMNITIES.

                  15.1 WAIVER. To the extent not expressly prohibited by law, Tenant waives all claims it may have against the Landlord Parties for any damage either to person or property or loss of business due to the happening of any accident in or about the Property or the Premises or due to any act or neglect of Tenant or any tenant or occupant of the Property, or of any other person, including the Landlord Parties. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, faucets and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all Tenant's property upon the Premises or the Property shall be there at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

                  15.2 INDEMNIFICATION. Tenant hereby agrees to indemnify, defend and hold harmless the Landlord Parties from and against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in or on the Property or the Premises, arising from any breach or default on the part of Tenant under this Lease, or from any act or omission of Tenant or any employee, agent, servant, invitee or contractor of Tenant, or from Tenant's operations or activities on or use of the Property or the Premises, and from any cost relating thereto (including, without limitation, attorneys' fees).

                  15.3 WAIVER OF NOTICE. Except for any notices expressly provided for in this Lease, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises, and waives the service of any demand for payment of Rent or for possession.

                  15.4 NO IMPLICIT WAIVERS. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice of the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

         16.      DEFAULTS AND LANDLORD'S REMEDIES.

                  16.1 DEFAULTS. It shall be a "default" or "event of default" under this Lease if: (i) Tenant fails to pay, when due, Rent or any installment thereof or any other sum required to be paid by Tenant under this Lease (including any required replenishment of the Security Deposit), and such failure continues for more than five (5) days after notice is given to Tenant; (ii) intentionally omitted; (iii) Tenant fails to observe or perform any of the covenants, conditions or obligations not relating to the payment of Rent or other sums that Tenant is required to observe or perform under this Lease, and such failure continues for more than fifteen (15) days after notice thereof to Tenant; provided, however, that Landlord shall not be entitled to exercise its remedies on account of any default described in this clause (iii) (subject to Section 16.2(c) below) if (a) such default cannot reasonably be cured within fifteen (15) days, (b) Tenant commences to cure such default within said fifteen (15) day period and thereafter diligently and continuously proceeds with such cure, and (c) Tenant cures such default within a reasonable period of time not to exceed sixty (60) days after Landlord's notice of such default; (iv) the interest of Tenant in this Lease is levied on under execution or other legal process; (v) an Event of Bankruptcy (as defined below) occurs; (vi) Tenant dissolves or ceases to exist; (vii) Tenant shall effect a Transfer in violation of Section 11 hereof; or (viii) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering this Lease or in connection with any Transfer. For purposes of this Lease, an "Event of Bankruptcy" means the occurrence of any one or more of the following events or circumstances:

                           (a) If Tenant or any Guarantor shall file in any court a petition in bankruptcy or insolvency or for reorganization within the meaning of the Federal Bankruptcy Code, or for arrangement within the meaning of such Code (or for reorganization or arrangement under any future bankruptcy or reform act for the same or similar relief), or for the appointment of a receiver or trustee of all or a portion of the property of Tenant or any Guarantor, or

                           (b) If an involuntary petition in bankruptcy or insolvency or for reorganization within the meaning of the Federal Bankruptcy Code shall be filed against Tenant or any Guarantor, and such petition shall not be vacated or withdrawn within thirty (30) days after the date of filing thereof, or

                           (c) If Tenant or any Guarantor shall make an assignment for the benefit of creditors, or

                           (d)      If Tenant or any Guarantor shall be
                  adjudicated a bankrupt or shall admit in writing an inability to pay its debts as they become due, or

                           (e) If a receiver shall be appointed for the property of Tenant or any Guarantor by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding and be withdrawn within thirty (30) days from the date of his appointment).

                  16.2 LANDLORD'S REMEDIES. Upon a default under this Lease, Landlord at its option may, without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                           (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to all Rent accrued and unpaid for the period up to and including the date of termination, plus as final and liquidated damages (and not as a penalty) Landlord's reasonable estimate of the amount of Base Rent (plus Additional Rent, reasonably adjusted to account for any net decrease in Operating Expenses that would occur as a result of Tenant's eviction and subsequent non-occupation of the Premises) that would be payable from the date of such termination through the balance of the scheduled Term, less the fair rental value of the Premises for said period (taking into consideration the time to relet the Premises, and taking into consideration and reducing said fair rental value by, the Costs of Re-Letting [as defined below]), plus any other sum of money and damages owed by Tenant to Landlord arising prior to such termination.

                           (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by any legal action against Tenant's unlawful detainer, by taking peaceful possession or otherwise, without terminating this Lease. If Landlord terminates Tenant's right of possession without terminating this Lease, Landlord shall take reasonable measures to mitigate its damages, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel, alter or otherwise improve the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the Base Rent (plus Additional Rent, reasonably adjusted to account for any net decrease in Operating Expenses that would occur as a result of Tenant's eviction and subsequent non-occupation of the Premises) reserved in this Lease for the balance of the Term as due hereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions) (collectively, the "Costs of Re-Letting"), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph (b) from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

                           (c) Landlord may perform the obligation which is the subject of such default for the account and at the expense of Tenant. In addition, if any failure by Tenant described in
                  Section 16.1(iii) shall give rise to an emergency requiring an immediate cure, and Tenant shall not have cured such failure within twenty four (24) hours after notice thereof by Landlord, Landlord may also perform the obligation which is the subject of such failure for the account and at the expense of Tenant (without such failure constituting a "default" hereunder except in accordance with Section 16.1(iii). All reasonable out-of-pocket third party costs and expenses thereof actually incurred by Landlord in connection with such performance, plus all attorneys' fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease, shall become Rent hereunder and shall be due and payable by Tenant immediately on demand.

                           (d) Landlord may additionally (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and (ii) sue Tenant or any Guarantor for and collect any unpaid Rent which has accrued.

                  16.3 DEFAULT INTEREST. If any payments of Rent remain unpaid for more than five (5) days after the date when due, unless Tenant has not been in default of any monetary obligation under this Lease within the previous twelve (12) month period, such payments shall bear interest from the date when due until the date paid at a rate of interest equal to the lesser of: (i) the maximum rate of interest permitted by applicable Laws; or (ii) four percent (4%) in excess of the rate announced or published from time to time by Bank One, N.A. at its office in Chicago, Illinois as its prime or equivalent base rate of interest adopted as a general benchmark from which Bank One, N.A. determines the floating interest rates chargeable on various loans to borrowers from time to time. Landlord's right to receive such interest shall not, in any way, limit any of Landlord's other remedies under this Lease or at law or equity.

                  16.4 LATE CHARGE. If any payment or installment of Rent owed by Tenant under this Lease or the Work Letter is not paid when due, unless Tenant has not been in default of any monetary obligation under this Lease within the previous twelve (12) month period, in addition to the amounts due under Section 15.3 above, Tenant shall pay to Landlord to compensate it for its additional for bookkeeping and administrative expenses resulting from such late payment an amount equal to the greater of $100.00 or five percent (5%) of the amount of Rent overdue for each and every thirty (30) day period or portion thereof that such Rent remains unpaid.

                  16.5 OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Laws, all rent and other consideration paid by any replacement tenants shall be applied: first, to the all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with replacement tenants, and costs of collecting rent from replacement tenants, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. The times set forth herein for the curing of defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Laws to redeem or reinstate this Lease.

                  16.6 LANDLORD'S DEFAULT. If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant under applicable Laws (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except in connection with the collection of any final, non-appealable judgment (or any judgment not timely appealed by Landlord) rendered against Landlord under this Lease.

         17.      SURRENDER OF POSSESSION.

                  17.1 CONDITION OF PREMISES. At the expiration or earlier termination of this Lease by lapse of time or otherwise, or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord, and shall return the Premises and all equipment and fixtures of Landlord to Landlord in substantially as good condition as when Tenant originally took possession, ordinary wear and tear, loss or damage by fire or other casualty or condemnation, and damage resulting from the act of Landlord or any other of its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord as Rent immediately upon demand. Except as provided below, all improvements, fixtures and other items in or upon the Premises (including without limitation all Alterations and Tenant Improvements, but expressly excluding movable office furniture, trade fixtures (including, without limitation, racking), office equipment and other personal property belonging to Tenant that they may be removed without permanent structural damage to the Premises or the Building), whether temporary or permanent in character and whether made by Landlord or Tenant, shall become Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease by lapse of time or otherwise or upon a termination of Tenant's right of possession, without compensation to Tenant. Notwithstanding the foregoing, if within ten (10) days prior to the expiration or earlier termination of this Lease or Tenant's right of possession thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items. If Tenant does not promptly remove such property upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's right of possession, at Landlord's election: (i) Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without payment or credit by Landlord, or

         (ii) Tenant shall be conclusively presumed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof without incurring liability to Tenant or to any other person, and Tenant shall pay Landlord immediately upon demand the expenses incurred in taking such actions. Unless prohibited by applicable Laws, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant's obligations under this Subsection 17.1 shall survive the expiration or earlier termination of the Term or a termination of Tenant's right of possession.

                  17.2 HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, whether by lapse of time or otherwise, or after a termination of Tenant's right of possession, then such retention of possession shall be a tenancy at sufferance upon each of the terms herein provided as may be applicable to such tenancy at sufferance, except that Tenant shall pay to Landlord a per diem rent equal to the per diem Base Rent set forth below, plus the per diem amount of all Additional Rent (including, without limitation, the Tax Amount, the Operating Expense Amount, the Estimated Tax Payments and the Estimated Operating Expense Payments). The provisions of this Subsection shall not operate as a waiver by Landlord of any right of re-entry herein provided. In addition to and not in limitation of all other remedies set out in this Subsection, Tenant shall be liable for all damages (consequential as well as direct) actually sustained by Landlord on account of Tenant's holding over. Base Rent payable during any holding over shall be one hundred fifty percent (150%) of the Base Rent for the calendar month immediately preceding the expiration or termination date of this Lease or the termination of Tenant's right of possession.

         18.      INSURANCE.

                  18.1 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all claims against the other for loss of or damage to the Property or Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company that has issued, or in the future may issue, to it policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

                  18.2 TENANT'S INSURANCE. Tenant shall carry insurance during the entire Term insuring Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time (including, without limitation, any Mortgagee [as defined below]) as their interests may appear, with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request or as any Mortgagee may from time to time require, but initially Tenant shall maintain the following coverages in the following amounts:

                           (a)      Comprehensive or Commercial General
                  Liability insurance, including Contractual Liability coverage of the indemnification provisions contained in this Lease and host liquor liability insurance, with limits for bodily injury or personal injury to or death of any person, or more than one
                  (1) person, or for damage to property in an amount of not less than $1,000,000 per occurrence/$3,000,000 aggregate. The coverage amounts may be provided through an umbrella or excess liability policy. The Comprehensive or Commercial General Liability policy shall include Landlord, Landlord's management agent and any Mortgagee designated by Landlord from time to time as additional insureds on a primary and non-contributory basis to any insurance carried by Landlord, Landlord's management agent and any Mortgagee.

                           (b) Property damage insurance against "all risks" of
                  physical loss for the full insurable replacement value of the initial build-out of the Premises (including without limitation, the Tenant Improvements) and all Alterations, and of all furniture, trade fixtures, equipment, business records, merchandise and all other items of Tenant's personal property on the Premises.

                           (c) Worker's Compensation Insurance in amounts
                  required by the State of Illinois, including Voluntary Compensation, Broad Form All States Endorsement, and employer's liability insurance in an amount of not less than $500,000 per occurrence.

                           (d) Automobile Liability Insurance with limits for
                  bodily injury or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $1,000,000 combined single limit, including Employer's Owned, Non-Owned and Hired Car coverage.

                  1.8.3 EVIDENCE OF INSURANCE. Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates of insurance evidencing the insurance coverage required under this Section 18, and Tenant shall deliver renewals thereof to Landlord not less than thirty
         (30) days prior to the end of the term of such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and any Mortgagee identified by Landlord from time to time. Said certificates evidencing liability insurance shall be in the form of ACORD 25 and certificates evidencing property insurance in the form of ACORD 27.

                  18.4 LANDLORD'S INSURANCE. Landlord may maintain during the Term the following insurance with such coverages and deductibles as Landlord may determine from time to time, the cost of which shall be included in "Operating Expenses": comprehensive (or commercial) general liability insurance; worker compensation insurance as required by statute; employer's liability insurance; fire and extended coverage or "all-risk" property damage insurance; business interruption insurance with coverage of at least twelve (12) months rent; and such other policies as Landlord shall deem appropriate or that may be required by any Mortgagee.

         19. FIRE OR CASUALTY. If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be destroyed or damaged by fire or other casualty and if the Premises (excluding any Tenant Improvements and Alterations) or the Building may be repaired and restored within one hundred eighty (180) days after such casualty, then Landlord shall repair and restore the same with reasonable promptness, but only to the extent insurance proceeds are actually made available to Landlord for purposes of repair and restoration; provided, however, that Landlord shall only be obligated to repair and restore any improvements (including but not limited to Tenant Improvements and Alterations) made to the Premises to the extent that: (i) Landlord paid for the initial construction of such improvements (either directly or through an allowance granted to Tenant), and (ii) Landlord receives the insurance proceeds related to such improvements under the insurance described in clause (b) of Subsection 18.2 hereof. In the event Landlord repairs or restores such improvements, Tenant shall execute all documents and take all actions necessary to make the insurance proceeds described in clause (ii) of the immediately preceding sentence available to Landlord for the repair and restoration of the Premises. Notwithstanding anything contained herein to the contrary, if the Premises or the Building are substantially damaged or destroyed during the last twelve (12) months of the Term, either Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving notice to the other within thirty (30) days after the date of the fire or casualty, in which event, Rent shall be apportioned on a per diem basis and paid to the date of such fire or casualty. Notwithstanding anything contained herein to the contrary, if either: (1) such damage renders the Premises untenantable in whole or in part and cannot reasonably be repaired and restored (excluding Tenant Improvements and Alterations) within one hundred eighty (180) days, or (2) sufficient insurance proceeds are not or will not be made available to Landlord for repair or restoration, or (3) the cost of the repairs or restoration would exceed twenty five percent (25%) of the replacement value of the Building, then each of Landlord and Tenant shall have the right to cancel and terminate this Lease as of the date of such damage upon giving notice to the other party at any time within ninety (90) days after such damage shall have occurred. In the event any fire or casualty renders all or any portion of the Premises untenantable, in whole or in part, and if this Lease shall not be terminated by reason of such damage, then Base Rent and Additional Rent shall abate during the period beginning with the date of such fire or other casualty and ending with the date when Landlord has substantially completed all repairs to the Premises, including any repairs to the Tenant Improvements and Alterations or other improvements to the Premises, required to be completed by Landlord in accordance with the terms and conditions of this Section 19, by an amount bearing the same ratio to the total amount of Base Rent and Additional Rent for such period as the untenantable portion of the Premises bears to the entire Premises (except that if such portion of the Premises is untenantable to the extent that the Premises in its entirety is not reasonably suitable for the operation of Tenant's business at the Premises, then Base Rent and Additional Rent shall abate for the entirety of the Premises). Landlord shall not otherwise be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from any damage or the repair thereof relating to any fire or other casualty. However, if Landlord has not commenced any repairs or restoration required under this Section 19 within sixty
(60) days after such casualty and is not diligently prosecuting such repairs and restoration to completion, or if the Premises (other than any Tenant Improvements and Alterations) or the Building are not repaired and restored within said one hundred eighty (180) days or such longer period (not to exceed two hundred forty (240) days in the aggregate) in the event of delays as a result of Events of Force Majeure, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord at any time after the expiration of the one hundred eighty (180) period (as may be extended for Events of Force Majeure) and before the substantial completion of such repair or restoration, except that such termination shall be of no effect if Landlord notifies Tenant in writing within ten (10) days after receipt of Tenant termination notice that Landlord has, and Landlord in fact has, completed the repair and restoration of the Premises (other than any Tenant Improvements and Alterations) or the Building. Tenant agrees that Landlord's obligation to restore, Tenant's right to terminate the Lease as provided herein and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Laws to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Section 19 represents the entire agreement between the parties respecting damage to the Premises or Property.

         20. CONDEMNATION. If the whole or any part of the Premises or the Building or any substantial portion of the Parking Areas shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such a manner as to require the use of any part of the Premises or of the Building or the Parking Areas, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the right (but not the obligation) to end the Term upon the date when the possession of the part so taken shall be required for such use or purpose, and current Rent shall be apportioned as of the date of such termination. Tenant shall have no right to any apportionment of or share in any condemnation award or judgment for damages made for the taking of any part of the Premises or the Property, but may seek its own award for loss of or damage to Tenant's business or its property resulting from such taking, provided that such an award to Tenant does not in any way diminish the award payable to Landlord on account of such taking.

         21.      NOTICES.

                  21.1 ADDRESSES. All notices to be given by one party to the other under this Lease shall be in writing (except as expressly provided herein to the contrary) and shall be sent by either: (i) United States certified mail, return receipt requested, postage prepaid, (ii) national air courier service for overnight delivery, or
         (iii) hand delivery as follows:

                  (a)      To Landlord: The Prudential Insurance Company of
                                          America
                                        Two Prudential Plaza
                                        180 North Stetson Street, Suite 3275
                                        Chicago, Illinois 60601
                                        Attention: Vice President-PRISA

                           With a copy to: PDC Properties, Inc.
                                           222 Spring Lake Drive
                                           Itasca, IL 60143
                                           Attention: Margaret Chaney

                           or to such other person or at such other address designated by notice sent to Tenant, and during the Term with a copy to the address to which Rent is then being paid under this Lease.

                  (b)      To Tenant:      Innotrac Corporation
                                           6655 Sugarloaf Parkway
                                           Duluth, Georgia 30097
                                           Attention: David L. Gamsey-
                                                      Chief Financial Officer

                           or to such other person or at such other address designated by notice sent to Landlord, and during the Term with a copy to the Premises.

                  21.2 METHOD. Mailed notices shall be deemed to have been given two (2) business days after posting in the United States mails. Notices sent by overnight courier shall be deemed to have been given one (1) business day after delivery to the overnight courier, and notices which are hand delivered shall be deemed to have been given on the day tendered for delivery.

         22. ADDITIONAL COVENANTS OF TENANT. Tenant hereby covenants and agrees to comply with, and to cause its employees, agents, clients, customers, invitees and guests to comply with, the following provisions:

                           (a) Any sign, lettering, picture, notice, or advertisement installed within the Premises or on the Property shall be installed at Tenant's expense and in compliance with all Laws. Without obtaining Landlord's prior, written consent (which consent may not be unreasonably withheld), no sign, lettering, picture, notice or advertisement may be placed on any portion of the Premises which is visible from outside the Premises or on any portion of the Property; provided, however, that Tenant may install: (i) a sign panel displaying the name or tradename of Tenant, or any portion thereof, on the existing Building monument sign or, if applicable, on both sides of such sign; and (ii) signage on displaying the name or tradename of Tenant on a portion of the exterior of the Building located directly outside of the Premises, so long as any such signage is installed at Tenant's expense and subject to: (x) the reasonable approval of Landlord as to the style, size, location, color and lighting (if any) of such signage;
                  (y) all Park Covenants and any other easements or documents or record, including but not limited to any approval of the Association or its design committee as may be required thereunder; and (z) all applicable Laws.

                           (b) Tenant shall not use the name of the Building or the Park is located for any purpose other than for identifying Tenant's business address, or use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord's prior consent in writing.

                           (c) Except with respect to satellite or other communication dishes or antennas as may be permitted by applicable Laws and the Park Covenants and as are installed:
                  (i) in locations on the roof of the Building specified by Landlord; (ii) subject to Landlord's reasonable size restrictions, utility and structural load requirements and screening criteria; (iii) with the use of Landlord's roofing contractor; and (iv) subject to other reasonable requirements relating to any warranty, guaranty or service contract applicable to the roof of the Building, Tenant shall not place any radio or television antenna on the roof of the Building or on any other part of the Property other than inside the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises that may be heard outside the Premises. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere.

                           (d) Tenant shall not obstruct sidewalks, roadways, Parking Areas or entrances in and about the Property. Tenant shall not place objects against doors or windows that would be unsightly from the exterior of the Building, and will promptly remove same upon notice from Landlord. Tenant shall store and dispose of refuse as directed by Landlord, including, without limitation, storing and disposing of all refuse, in a neat and clean condition so as not to be visible to members of the public and so as not to create any health or fire hazard.

                           (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises.

                           (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning systems, and shall not adjust any controls other than room thermostats installed for Tenant's use or take any action which could jeopardize the warranties covering the heating, ventilating or air conditioning systems. Tenant shall comply with all programs instituted by Landlord under applicable federal, state or local energy conservation standards or other governmental requirements or directives (whether mandatory or voluntary).

                           (g) Door keys for doors in the Premises will be furnished on the Commencement Date by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. At the end of the Term or earlier termination of the Lease or upon a termination of Tenant's right of possession, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises in accordance with the terms and conditions of this Lease.

                           (h) Tenant assumes full responsibility for protecting Tenant's property from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured. In addition, the parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by applicable Laws.

                           (i) Peddlers, solicitors and beggars shall be reported promptly to Landlord.

                           (j)      Tenant shall not install or operate
                  machinery or any mechanical devices of a nature not directly related to Tenant's permitted use of the Premises.

                           (k) Tenant shall comply with all covenants, conditions and restrictions of record encumbering or relating to the Property or any portion of either thereof (including, without limitation, any Park Covenants), and with all rules and regulations issued from time to time by Landlord or by the Association.

                           (l) Tenant will not in any manner deface or injure the Property or any part of either thereof or overload the floors of the Premises.

                           (m) Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes.

                           (n) Tenant shall not at any time manufacture, sell, use or give away, and shall not at any time permit the manufacture, sale, use or gift of any spirituous, fermented, intoxicating or alcoholic liquors on the Premises or the Property.

                           (o) In no event shall Tenant permit on the Property flammables or explosives or any other article of an intrinsically dangerous nature. If by reason of Tenant's failure to comply with the provisions of this Subsection, any insurance coverage is jeopardized or insurance premiums are increased, in addition to all other rights and remedies available to Landlord upon a default by Tenant under this Lease, Landlord shall have the right to require Tenant to make immediate payment of the increased insurance premium, if any.

                           (p) Tenant shall not introduce, use, handle, generate, treat, transport, store or dispose of, or permit the introduction, use, handling, generation, treatment, transportation, storage or disposal of any Hazardous Materials (as defined below) in, on, under, to, from, around or about the Premises, the Building or the Property, except for Hazardous Materials contained in products which are reasonably and customarily used in general office uses, such as photocopy machine solutions and cleaning solvents, as long as such Hazardous Materials are only used in compliance with all Laws (without the need for a special permit) and all manufacturer's and supplier's instructions and recommendations, and in quantities and for purposes which are reasonably and customarily used in general office uses. Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all fines, penalties, liens, suits, procedures, claims, demands, liabilities, damages (including consequential damages), actions, causes of action, costs and expenses of every kind and nature whatsoever (including, without limitation, reasonable attorneys', engineers', experts' and consultants' fees and costs of testing, monitoring, remediation, removal and cleanup), contingent or otherwise, known or unknown, incurred or imposed, arising directly or indirectly out of or in any way connected with Tenant's breach of the covenants set forth in this Subsection 22(p) or otherwise in connection with the introduction, use, handling, generation, treatment, transportation, storage or disposal of any Hazardous Materials. Tenant's obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Lease and a termination of Tenant's right of possession. For purposes hereof, "Hazardous Materials" shall mean (i) substances defined as "hazardous substances", "toxic substances" or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C., Sec. 9061, et. seq.), the Hazardous Materials Transportation Act (49 U.S.C., Sec. 1802), the Resource Conservation and Recovery Act (42 U.S.C., Sec. 6901 et. seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C., Sec. 2601, et. seq.) or in any other Laws now or hereafter in effect governing similar matters, or in any regulations adopted or publications promulgated pursuant thereto; (ii) asbestos and asbestos containing materials; and (iii) petroleum and petroleum based products. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property,
                  (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises, and (iv) any matters where Tenant is required by Laws to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises.

         23.      ESTOPPEL CERTIFICATES; MORTGAGE ISSUES.

                  23.1 ESTOPPEL CERTIFICATES. Tenant agrees that from time to time upon not less than twenty (20) days prior request by Landlord or any Mortgagee, Tenant will deliver to Landlord or such Mortgagee an estoppel certificate substantially in the form of EXHIBIT D attached hereto and made a part hereof or in such other form as Landlord or any Mortgagee may request. In the event Tenant fails or refuses to deliver any such certificate within said 20-day period, in addition to all other rights and remedies available under this Lease, at law or in equity upon a default by Tenant under this Lease: (i) Tenant hereby appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such certificate, and (ii) Tenant shall be deemed to have accepted, agreed to and certified to, each of the statements set forth in any such certificate.

                  23.2 SUBORDINATION AND ATTORNMENT. Landlord may sell the Land and become the tenant under a ground or underlying lease of the Land and this Lease and all rights of Tenant hereunder will then be subject and subordinate to such underlying lease and any extensions or modifications thereof. This Lease and all of Tenant's rights hereunder shall also be subject and subordinate to any mortgage or mortgages (and the liens thereof) at any time hereafter in force against the Building, the Land and/or the underlying leasehold estate, and to all advances made or hereafter to be made upon the security thereof. For purposes of this Lease, "Mortgagee" shall mean the mortgagee, from time to time, under any mortgage granted by Landlord and hereafter encumbering the Property or any portion thereof or interest therein. Tenant shall execute such further instruments subordinating this Lease to any such mortgage or mortgages as Landlord from time to time may request. Tenant covenants and agrees that, if by reason of any default on the part of Landlord herein as tenant under said underlying lease, or as mortgagor under any mortgage to which this Lease is subject and subordinate, said underlying lease is terminated or such mortgage is foreclosed by summary proceedings, voluntary agreement or otherwise, Tenant, at the election of the landlord under said underlying lease or the Mortgagee of such mortgage, as the case may be, will attorn to and recognize such landlord or Mortgagee as the "Landlord" under this Lease. Tenant further agrees to execute and deliver at any time upon request of Landlord, any Mortgagee or any party which shall succeed to the interest of Landlord as tenant under said underlying lease, any instrument reasonably necessary to evidence such attornment. However, in the event of attornment, no Mortgagee or any party which shall succeed to the interest of Landlord as tenant under said underlying lease shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Mortgagee or other party becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Mortgagee or other party, or (iii) bound by any future modification of this Lease not consented to by such Mortgagee or other party. Tenant waives the provision of any law now or hereafter in effect which may give to Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by landlord under said underlying lease or the Mortgagee under any such mortgage to terminate said underlying lease or foreclose such mortgage. At the election of any Mortgagee (expressed in a document signed by such Mortgagee), such Mortgagee may make all or some of Tenant's rights and interests in this Lease superior to any mortgage held by such Mortgagee and the lien thereof. Tenant's obligation hereunder to subordinate its rights under this Lease to any mortgage or mortgages or underlying lease is expressly subject to Tenant's receiving from the holder of any such superior interest a non-disturbance agreement in form and content reasonably acceptable to Tenant, Landlord and such interest holder.

                  23.3 NOTICES TO MORTGAGEES. Tenant agrees to give any Mortgagee, by United States certified mail, return receipt requested, postage prepaid, a copy of any notice of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default, then such Mortgagee shall have thirty (30) days after such notice is given within which to cure such default, or if such default cannot reasonably be cured by such Mortgagee within thirty (30) days, such Mortgagee shall have such additional time as may be necessary to cure such default (including, without limitation, time necessary to obtain possession of the Property if possession is necessary to cure such default), and Tenant shall not pursue any remedies it may have for such default and this Lease shall not be terminated, while such cure is being diligently pursued.

                  23.4 QUIET POSSESSION. Upon payment by Tenant of the Rent due hereunder, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, always subject, however, to the terms and conditions of this Lease.

         24.      MISCELLANEOUS.

                  24.1 DEFINITION OF LANDLORD. For purposes of this Lease, Landlord shall mean Landlord named above, except that in the event of any sale or other transfer of the Property or the Building, the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be and hereby is and are entirely freed and relieved of all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such transfer, and without further agreement between the parties and the purchaser or transferee on any sale or transfer, such purchaser or transferee shall be deemed and held to have assumed and agreed to carry out any and all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such sale or transfer.

                  24.2 REAL ESTATE BROKERS. Tenant represents that Tenant has dealt with no broker in connection with this Lease other than the Broker, and that insofar as Tenant knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Tenant agrees to indemnify, defend and hold the Landlord Parties free and harmless from and against all claims for broker's commissions or finder's fees by any person claiming to have represented or procured, or to have been engaged by, Tenant in connection with this transaction other than the Broker. Landlord represents that Landlord has dealt with no broker in connection with this Lease other than the Broker and that insofar as Landlord knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant free and harmless from and against all claims for broker's commissions or finder's fees by any person claiming to have represented or to have been engaged by Landlord in connection with this transaction.

                  24.3 CUMULATIVE REMEDIES. Except to the extent expressly provided herein to the contrary, all rights and remedies of Landlord and Tenant under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

                  24.4 GRAMMATICAL INTERPRETATION. The word "Tenant" wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                  24.5 SUCCESSORS AND ASSIGNS. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any Transfer contrary to the provisions of Section 11 hereof.

                  24.6 NO ORAL MODIFICATIONS. All of the agreements, representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authorization signed by Landlord.

                  24.7 EFFECTIVENESS. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

                  24.8 NO AIR RIGHTS. No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

                  24.9     [INTENTIONALLY OMITTED].

                  24.10 LANDLORD'S TITLE. Landlord's title to the Property is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord to the Property.

                  24.11 RECORDING PROHIBITED. Neither this Lease, nor any memorandum, affidavit or other writing with respect hereto, shall be recorded in any public record by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

                  24.12 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party, to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship between Landlord and Tenant other than the relationship of lessor and lessee.

                  24.13 LIMITATION OF LIABILITY. Any claim against, or liability or obligation of, Landlord under this Lease or relating to the Premises or the Property shall be limited solely to and satisfied solely from the interest of Landlord in the Property and the rents, profits, issues, and proceeds thereof, and none of the Landlord Parties (other than Landlord) shall be individually or personally liable for any claim arising out of this Lease or relating to the Premises or the Property. A deficit capital account of any partner in Landlord shall not be deemed an asset or property of Landlord.

                  24.14 EXCUSE FOR NON-PERFORMANCE. Except as expressly provided to the contrary in this Lease, and except for Tenant's obligation to pay Rent hereunder, neither Tenant nor Landlord shall be in default hereunder, if Tenant or Landlord is unable to fulfill any of its obligations under this Lease because of any accident, governmental restriction, inability to obtain fuel or materials, strike or lockout (whether legal or illegal), act of God or other event, occurrence or circumstance beyond the reasonable control seeking to perform such obligations ("Events of Force Majeure").

                  24.15 RIDERS AND EXHIBITS. All exhibits and riders attached to this Lease are made a part hereof and are incorporated herein by reference.

                  24.16 CAPTIONS AND SEVERABILITY. The captions of the Sections and Subsections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular person or entity by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other person or entity, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such person or entity.

         25. PARKING. Tenant agrees not to utilize (and shall cause its agents, employees and invitees to not utilize) more than thirty (30) parking spaces for passenger automobiles in the parking areas located on the Land as delineated in EXHIBIT A (the "Parking Areas") nor more than ten (10) parking spaces for tractor trailers or similar vehicles in the parking areas located on the Land between the two existing docks as delineated in EXHIBIT A (the "Trailer Areas"). Tenant agrees to comply with, and to cause its agents, employees and invitees to comply with, all reasonable rules and regulations which may from time to time be promulgated by Landlord with respect to use of the Parking Areas. Tenant shall be responsible for supervising the use of the Parking Areas and the Trailer Areas by Tenant's agents, employees and invitees in order to confirm compliance with the terms set forth in this Section 25. If Tenant is in default of its covenants and obligations set forth in this Section 25, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies under this Lease, to employ or engage one or more individuals to supervise the use of the Parking Areas and Trailer Areas by Tenant's agents, employees and invitees in order to confirm compliance with the terms set forth in this Section 25, and Tenant shall reimburse Landlord for all costs incurred in connection therewith within ten
(10) days after being billed therefor.

         26. ERISA. Tenant hereby represents and warrants that:

                  26.1 Neither Tenant nor any of its "affiliates" (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended ("PTE 84-14")) has, or during the immediately preceding year has exercised the authority to:

                           (a) appoint or terminate Landlord as investment manager over assets of any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) invested in, or sponsored by, Landlord; or

                           (b)      negotiate the terms of a management
                  agreement (including renewals or modifications thereof) with Landlord on behalf of any such plan;

                  26.2 Tenant is not "related" to Landlord (as determined under in Part V(h) of PTE 84-14);

                  26.3 Tenant has negotiated and determined the terms of this Lease at arm's length, as such terms would be negotiated and determined by the Tenant with unrelated parties; and

                  26.4 Tenant is not an "employee benefit plan" as defined in Section 3(3) of ERISA, a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of any such employee benefit plan or plan.

         27. ATTORNEYS' FEES. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Laws.

         28. AMERICANS WITH DISABILITIES ACT. The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. ss. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to here as the "ADA") established requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (a) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (b) whether such requirements are "readily achievable", and (c) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (x) Landlord shall be responsible for ADA Title III compliance on the common areas of the Property and in the Building common areas and in the common area lobby restrooms, if any, (y) Tenant shall be responsible for ADA Title III compliance in the Premises (provided that Landlord represents and warrants that as of the date of this Lease, the Premises are currently in compliance with ADA Title III for their present uses), and (z) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         29.      EXPANSION OPTION.

                  29.1 Subject to the terms and conditions of this Section 29, Tenant shall have and is hereby granted the right to add to the Premises demised hereunder all (and only all) of the Expansion Space that becomes available for lease (such right, with respect to each such portion of the Expansion Space, is hereinafter referred to as an "Expansion Option") at any time prior to February 28, 2003 (the "Expansion Deadline"). The "Expansion Space" shall be the area of the Building identified as the "Expansion Space" on EXHIBIT A.

                  29.2 If Tenant executes and delivers to Landlord four (4) counterparts of the amendment to this Lease attached hereto as EXHIBIT E-1 on or prior to January 15, 2003 (the "Election Deadline"), Tenant shall be deemed to have validly exercised its Expansion Option and elected to add all of all of the Expansion Space to the Premises on the terms and conditions set forth in EXHIBIT E-1. If Tenant executes and delivers to Landlord four (4) counterparts of the amendment to this Lease attached hereto as EXHIBIT E-2 after the Election Deadline but on or prior to the Expansion Deadline, Tenant shall be deemed to have validly exercised its Expansion Option and elected to add all of all of the Expansion Space to the Premises on the terms and conditions set forth in EXHIBIT E-2. Promptly upon receipt of the applicable Lease amendment in a timely manner, Landlord shall execute and return to Tenant two (2) counterparts of the applicable Lease amendment. In the event Tenant fails to exercise its right to add the Expansion Space to the Premises in accordance herewith, Tenant shall have no further rights under this Section 29, and Landlord shall thereafter be free to lease such Expansion Space to any third party upon such terms and conditions as Landlord in its sole discretion deems advisable (subject to Section 30 below) upon its construction of a standard demising wall between the Premises and the Expansion Space at Landlord's sole cost and expense.

                  29.3 It shall be a condition to Tenant's right to exercise the Expansion Option that, at the time Tenant delivers the Lease amendment counterparts to Landlord in accordance with Section 29.2, (a) Tenant is not in monetary or material non-monetary Default after notice and expiration of any applicable cure period, and (b) neither this Lease nor Tenant's right of possession shall have been terminated and this Lease shall then be in full force and effect.

         30.      RIGHT OF FIRST OFFER.

                  30.1 Subject to the rights of the Existing Tenants (as defined below), Tenant shall have and is hereby granted the right to add to the Premises demised hereunder all or a portion of the Eligible Space (as defined below) from and after the date of this Lease (such right is hereinafter referred to as the "Right of First Offer") at any time after the Expansion Deadline and during the Term hereof in accordance with the terms and conditions of this Section 30. For purposes of this Lease, the term "Existing Tenants" shall mean: (i) Newbreed, Inc.; (ii) Amerimax Home Products, Inc., a Delaware corporation, and (iii) their respective affiliates, successor and assigns, and Tenant's Right of First Offer shall be expressly subject to the rights of such Existing Tenants only with respect to the Eligible Space. The "Eligible Space" shall be the area of the Building identified as delineated as the "Expansion Space" or the "Amerimax Space" on EXHIBIT A.

                  30.2 Landlord shall notify Tenant in writing promptly after Landlord reasonably anticipates that the Eligible Space or any portion thereof is or will be available for lease (such available Eligible Space, the "ROFO Space"). Such notice (an "Offer Notice") shall include the rentable square footage and location of the ROFO Space, Landlord's reasonable good faith determinations of the net effective rental rate Landlord expects to receive for the ROFO Space (including the proposed base rent, additional rent, proposed term and other material concessions, if any), and the date that the ROFO Space will be available for lease to Tenant (after completion of any improvements Landlord is required to make hereunder). Tenant shall have twenty (20) business days from its receipt of such notice within which to notify Landlord in writing of Tenant's acceptance of such offer to add all (and only all) of the ROFO Space to the Premises on the terms and conditions set forth in the Offer Notice. In the event Tenant fails to exercise its right to add such ROFO Space to the Premises in accordance herewith, Tenant shall not be entitled to exercise any rights under this Section 30 respecting such ROFO Space during the remainder of the Term, as may be extended or renewed, except as expressly provided below, and Landlord shall thereafter be free to lease such ROFO Space to a third party at a net effective rental rate not less than ninety five percent (95%) of the net effective rental rate set forth in the Offer Notice and otherwise upon such terms and conditions as Landlord in its sole discretion deems advisable. If Landlord is unable to lease such ROFO Space to a third party at a net effective rental rate not less than ninety five percent (95%) of the net effective rental rate set forth in the Offer Notice within one hundred eighty (180) days following Tenant's receipt of the Offer Notice, Tenant's rights hereunder respecting such ROFO Space shall be reinstated, and such ROFO Space shall again be deemed to constitute a portion of the Eligible Space, upon the expiration of such 180-day period.

                  30.3 If Tenant has validly exercised the Right of First Offer pursuant to this Section 30, then the applicable ROFO Space shall be included in the Premises, subject to all the agreements, terms and conditions of this Lease, with the following exceptions and modifications:

                           (a) The Rentable Area of the Premises shall be increased by the rentable area of the ROFO Space, as determined by Landlord's architect in accordance the then current space measurement standards published by BOMA, to the extent applicable, and otherwise with standard industry practices for single story warehouse and distribution facilities and shall be approved by Tenant's architect, which approval shall not be unreasonably withheld;

                           (b) Tenant's Proportionate Share shall be increased to reflect the rentable area of the ROFO Space;

                           (c) The term of the demise covering the ROFO Space shall be coterminous with the Term hereof, as it may be extended or renewed, or as it may be earlier terminated as elsewhere provided herein;

                           (d) Tenant shall take the ROFO Space on an "as-is" basis without the benefit of any tenant improvement allowance from Landlord, as set forth in the Offer Notice or otherwise;

                           (e) Base Rent per square foot of rentable area of the ROFO Space, as well as the Additional Rent and other material concessions (including but not limited to tenant improvement allowances and rent abatement), shall be those stated in the Offer Notice; and

                           (f) Tenant's obligation to pay Base Rent and Additional Rent with respect to the ROFO Space shall (subject to any rent abatement, if applicable) commence on such date as set forth in the Offer Notice as the date on which base rent and additional rent are first due and payable with respect to the ROFO Space.

                  30.4 Following the exercise by Tenant of its Right of First Offer, and within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into a mutually acceptable amendment to this Lease confirming the terms, conditions and provisions applicable to the ROFO Space so leased.

                  30.5 It shall be a condition to Tenant's right to exercise the Right of First Offer that, at the time Tenant notifies Landlord of the exercise of its Right of First Offer and to add ROFO Space to the Premises, (a) there remains not less than twenty four (24) months on the Term of this Lease, (b) Tenant is not then in monetary or material non-monetary Default after notice and expiration of any applicable cure period, and (c) neither this Lease nor Tenant's right of possession shall have been terminated and this Lease shall then be in full force and effect.

         31. OPTION TO EXTEND. Tenant shall have two (2) options (each an "Extension Option") to extend the Term hereof for one (1) additional period of five (5) years (each an "Extension Period"), upon the terms and conditions contained herein. Tenant's right to extend the Term shall be exercised by giving written notice to Landlord not later than six (6) months prior to the expiration of the Term or, if applicable, the initial Extension Period. If Tenant fails to give such notice to Landlord with respect to an Extension Period, Tenant shall be deemed to have declined to exercise its right to extend the Term (as may have been previously extended) and shall have no further rights under this Section
31. If Tenant fails to elect to extend the Term for an Extension Period, this Lease shall terminate on the expiration or earlier termination of the Term (as may have been previously extended). The extension shall be made upon the following terms and conditions:

         (a) On the date of exercise (or deemed exercise) of such right no default by Tenant hereunder shall subsist;

         (b) This Lease shall not have been terminated and shall be in full force and effect at the effective date of the extension;

         (c) The extension shall be upon the same terms, covenants and conditions contained in this Lease except that:

                  (i) The annual Base Rent for the first year of the applicable Extension Period shall be equal to one hundred two percent (102%) of the Base Rent in effect immediately prior to the commencement of the applicable Extension Period. The Base Rent for each twelve-month period during each Extension Period after the first twelve-month period shall be at one hundred two percent (102%) of the Base Rent for the immediate preceding twelve-month Period.

                  (ii) Landlord shall have no further obligation to install, or contribute toward the cost of, any improvements to the Premises, Tenant agreeing that the Premises shall be accepted "as is" by Tenant for each applicable Extension Period; and

                  (iii) No further rights to extend the Term beyond the Extension Options described herein or to lease any additional space shall be created by any extension, except as mutually agreed to in any documents extending the Term.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date first above written.

                                 TENANT

                                 INNOTRAC CORPORATION,
                                 a Georgia corporation



                                 By:
                                    -------------------------------------------
                                 Name:
                                    -------------------------------------------
                                 Its:
                                    -------------------------------------------

                                 LANDLORD

                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

                                 By: PDC Properties, Inc., its agent



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Its:
                                         --------------------------------------

                                   EXHIBIT A

                              PLAN OF THE PREMISES


                                Exhibit A, Page 1

                                    EXHIBIT B

                                   WORK LETTER

All of the terms and conditions of the Lease are incorporated herein by reference and, except as may be expressly set forth to the contrary in this Work Letter or the Lease, shall apply as fully to this Work Letter as to the Lease. The capitalized terms used but not defined in this Work Letter shall have the meanings ascribed to them in the Lease.

         1. CONSTRUCTION OF TENANT IMPROVEMENTS. Except as provided below to the contrary, Landlord, at Landlord's sole cost and expense, shall construct and install the Tenant Improvements. "Tenant Improvements" means (i) the improvements (including, without limitation, materials, hardware and equipment) to be affixed to or incorporated into the Premises pursuant to the Plans (as defined below and as the same may be modified pursuant to Section 4 of this Work Letter), and the labor to construct and install such items, and (ii) the other building standard items described in the Plans, as the same may be modified pursuant to Section 4 of this Work Letter. Landlord shall proceed diligently to cause the Tenant Improvements to be substantially completed in accordance in all material respects with the Plans and the terms and conditions of the Lease. The cost to construct the Tenant Improvements, including but not limited to all costs relating to material, hardware, equipment, labor, applicable governmental fees and permit cost, taxes, architectural fees, engineering fees, design fees, but expressly excluding any the cost of Tenant's furniture, trade fixtures or equipment or other personal property of Tenant that Tenant is permitted or required to remove from the Premises upon the expiration or earlier termination of the Lease, is hereinafter referred to as the "Permitted Costs." No construction management fee shall be payable by Tenant in connection with the Tenant Improvements.

         2. CONTRACTORS. If Tenant elects to engage an interior designer for the Premises (the "Interior Designer"), Tenant shall have the right to do so, subject to Landlord's reasonable approval, and Tenant shall contract directly with the Interior Designer for the provision of services. All other architects, engineers, contractors, subcontractors, suppliers, manufacturers or materialmen performing services or supplying materials in connection with the design and/or construction of the Tenant Improvements (the "Contractors") shall be selected by Landlord, shall be reasonably acceptable to Tenant, and shall enter into contracts directly with Landlord for the provision of services and materials.

         3. THE PLANS. Landlord and Tenant have approved the preliminary description of the Tenant Improvements attached to this Work Letter as Schedule 1 and made a part hereof. Landlord will cause to be prepared at Landlord's cost, and Landlord and Tenant shall act in good faith and cooperate with each other to finalize and approve as soon as reasonably possible, the plans, drawings and specifications for the Tenant Improvements based on the description in Schedule
1. If Landlord and Tenant have not approved the final plans, drawings and specifications for the Tenant Improvements within [sixty (60) days prior to the Expansion Deadline], at the request of either party, any disagreements regarding such final plans, drawings and specifications shall be submitted to and resolved by arbitration in accordance with under the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association then in force except as provided below. Any such arbitration proceedings shall be conducted through the American Arbitration Association in Chicago, Illinois and the cost of such arbitration proceedings shall be split evenly between Landlord and Tenant, provided that each party shall be solely responsible for its own costs and expenses incurred in connection with any arbitration proceedings. The final plans, drawings and specifications for the Tenant Improvements approved by Landlord and Tenant prior to the commencement of construction are collectively referred to as the "Plans."

         4.       CHANGES TO THE PLANS.

                  4.1      Tenant Changes to the Plans.

                           (a) (a) Tenant may propose one or more changes to the Plans to Landlord at any time before the Substantial Completion Date (as defined below), and, as promptly as


                               Exhibit B, Page 1
                  reasonably practicable after the receipt and approval thereof by Landlord (which approval may be withheld in Landlord's sole discretion), Landlord shall provide Tenant with a written estimate of the delay (if any) in the Substantial Completion Date and the additional cost (if any) to complete the Tenant Improvements which will result from such change (whether hard costs or soft costs), which costs shall include, without limitation: (i) the actual cost of all materials, supplies, equipment and labor used or supplied in making the proposed change, including general conditions and any contractor's fees; (ii) any architect and engineer fees; and (iii) any other additional reasonable costs and expenses of owning and operating the Premises during the extended construction period (if any) resulting from such change(s) (collectively, "Change Order Costs"). If Tenant fails to approve the estimate of Change Order Costs within five (5) business days after delivery of same, Tenant shall be deemed to have abandoned its request for such change, and the Tenant Improvements shall be constructed substantially in accordance with the then existing Plans. If Tenant approves the estimate of Change Order Costs within said 5-day period by signing and returning a copy of Landlord's estimate, Landlord shall cause the Tenant Improvements to be constructed substantially in accordance with the Plans as so revised. Unless requested in writing by Tenant to the contrary, Landlord shall continue with construction of the Tenant Improvements according to the then existing Plans during the pendency of any proposed change in the Plans until such change is approved by Landlord and Tenant as provided above.

                           (b) If Tenant approves Landlord's estimate of the time and Change Order Costs of a proposed change to the
                  Plans: (i) Tenant shall be liable for the actual Change Order Costs, whether or not such actual cost exceeds Landlord's estimate, and (ii) Landlord shall not be liable for any delay in the Substantial Completion Date resulting from the requested change, whether or not the delay exceeds Landlord's estimate. Upon Tenant's request, Landlord shall provide Tenant with reasonable evidence of the actual Change Order Costs and the basis for any delay in the Substantial Completion Date resulting from such change.

                           (c) If Tenant requests a change to the Plans pursuant to this Section 4.1, and Tenant does not ultimately approve the resulting revised Plans or estimate, Tenant shall promptly reimburse Landlord, as Rent, for any reasonable costs and expenses resulting from such requested changes incurred by Landlord.

                  4.2 Landlord Changes to the Plans. Landlord may make changes to the Plans without Tenant's consent, provided that such changes (a) are necessary to address, and solely for the purpose of addressing, field conditions, (b) will not create any additional monetary obligation for Tenant under the Lease, (c) are in material conformity with the Plans (as they may have been previously revised by permissible Tenant and/or Landlord changes thereto), and (d) will not result in the use of materials or equipment which are of a materially lesser quality than those specified in the Plans.

         5. PAYMENT OF COSTS. Within fourteen (14) days after approval of the Plans, Landlord shall provide Tenant with a reasonably detailed and complete budget indicating the total Permitted Costs. Within three (3) days after Tenant's receipt of Landlord's budget for the Permitted Costs, Tenant shall approve same or provide Landlord with notice or its comments or objections to same. Such budget, upon approval by Tenant, shall constitute the "Budget," and the aggregate of all items contained in the Budget shall constitute the "Budgeted Costs." Notwithstanding anything to the contrary contained in this Work Letter or in the Lease, Landlord's obligation to construct the Tenant Improvements shall not require Landlord to expend in excess of Ninety Thousand Dollars ($90,000) toward the Permitted Costs (the "Tl Allowance"). In the event that at any time the actual Permitted Costs exceed the TI Allowance, Tenant shall deposit with Landlord the amount of such excess within ten (10) days after written demand therefor by Landlord. In addition, Tenant shall deposit with Landlord the amount of any Change Order Costs within ten (10) days after Tenant's approval of the estimate of such Change Order Costs in accordance with
Section 4.1 of this Work Letter. Thereafter, in the event that at any time the actual Change Order Costs


                                Exhibit B, Page 2
exceed the estimated Change Order Costs, Tenant shall deposit with Landlord the amount of such excess within ten (10) days after written demand therefor by Landlord. Upon Tenant's request, Landlord shall provide Tenant with reasonable evidence of the actual Permitted Costs (including but not limited to actual Change Order Costs).

         6. PUNCHLIST ITEMS. Before Tenant takes occupancy of the Premises, but no later than five (5) business days after the Substantial Completion Date, Landlord, Landlord's architect, Tenant and at Tenant's election, Tenant's consulting architect or other construction consultants shall conduct an inspection of the Premises and shall work in good faith to jointly prepare a punchlist for the Tenant Improvements. Any items not on such punchlist (except latent defects) shall be deemed accepted by Tenant. Landlord shall complete all punchlist items as soon as reasonably practicable after such punchlist items are finally determined.

         7. REPRESENTATIVES OF LANDLORD AND TENANT. Landlord designates John Pagliari as its representative for all purposes of this Work Letter. Tenant designates Robert Toner as its representative for all purposes of this Work Letter. Wherever this Work Letter requires any notice to be given to or by a party, or any determination or action to be made or taken by a party, the representative(s) of each party shall act for and on behalf of such party, and the other party shall be entitled to rely thereon. Either party may designate one or more additional or substitute representatives for all or a specified portion of the provisions of this Work Letter, subject to notice to the other party of the identity of such additional or substitute representative(s).

         8. SUBSTANTIAL COMPLETION DATE. The "Substantial Completion Date" shall mean the latest of (i) delivery of exclusive possession of the Premises to Tenant, or (ii) the date on which Landlord receives the approval from the City of Romeoville authorizing occupancy of the Premises by Tenant, which approval may take the form of a conditional or temporary certificate of occupancy so long as Tenant may occupy the Premises, or (iii) the date on which Landlord's architect issues a certificate to Landlord and Tenant stating that the Tenant Improvements have been substantially completed substantially in accordance with the Plans and that the Premises substantially comply with Title III of the ADA.

         9. GOVERNMENTAL APPROVALS. Landlord shall use reasonable efforts to obtain all governmental licenses, permits and approvals necessary for the construction of the Tenant Improvements. If Landlord is unable to obtain any permit, license or approval from any governmental authority necessary for the construction of the Tenant Improvements, Landlord and Tenant shall work together in good faith to resolve any items that have caused the failure to obtain such permit, license or approval. If Landlord and Tenant shall be unable to resolve any such items within thirty (30) days of Landlord's written notice to Tenant of any such failure, Landlord may elect to terminate the Lease upon written notice to Tenant delivered within thirty (30) days after the expiration of the thirty
(30) day resolution period, upon which termination Landlord shall return to Tenant any Security Deposit and Base Rent in Landlord's possession, and thereafter Landlord shall have no further liability to Tenant hereunder or under the Lease.

         10. ACCESS BY TENANT PRIOR TO COMMENCEMENT DATE. Landlord will permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Premises prior to the completion of the Tenant Improvements to enable Tenant to do such other things as may be required by Tenant to make the Premises ready for Tenant's occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

                  (a) Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, shall work in harmony and not interfere with Landlord and Landlord's agents in performing the Tenant Improvements or work for other tenants and occupants of the Building, and if at any time such entry shall in the judgment of Landlord cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon twelve (12) hours written notice.

                  (b) Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease except the


                                Exhibit B, Page 3
         covenant to pay Rent, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein prior to the Commencement Date, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. In the event any entity performing work on behalf of Tenant causes any damage to the Tenant Improvements or the property of Landlord or others, Tenant shall cause such damage to be repaired at Tenant's expense, and if Tenant fails to cause such damage to be repaired immediately upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under the Lease or at law or equity cause such damage to be repaired, in which event Tenant shall immediately upon Landlord's demand pay to Landlord the cost of such repairs as Rent.

                  (c) All contractors and subcontractors shall use only those entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building or parking areas on the Property shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor that violates the above requirements to cease work and remove it, its equipment, and its employees from the Building or the Property.

                  (d) During the performance of Tenant's work and Tenant's fixturing, Landlord may provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in Landlord's containers at such designated location. Tenant shall accumulate its trash in containers supplied by Tenant and Tenant shall not permit trash to accumulate within the Premises or in the corridors or public areas adjacent to the Premises. Tenant shall cause each entity employed by it to perform work on the Premises to abide by the provisions of this Work Letter as to the storage of trash and shall require each such entity to perform its work in a way that dust and dirt is contained entirely within the Premises and not within any other portion of the Building or the Property and shall cause Tenant's contractors to leave the Premises broom clean at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, an additional charge to Tenant will be on a time and material basis.

                  (e) Tenant agrees that all services and work performed on the Premises by, on behalf of, or for the account of Tenant, including installation of materials and personal property delivered to the Premises shall be done in a first-class workmanlike manner using only good grades of material, shall be performed in accordance with Laws, and shall be performed only by persons covered by a collective bargaining agreement with the appropriate trade union.

                  (f) Tenant agrees to protect, indemnify, defend and hold harmless the Landlord Parties from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including reasonable attorneys' fees, of whatever nature, including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant or Tenant's contractors or subcontractors in or about the Premises and the Property, and the cost of any repairs to the Premises and the Property necessitated by activities of Tenant or Tenant's contractors or subcontractors.

                  (g) Tenant shall secure, pay for, and maintain during the continuance of its work within the Premises, policies of insurance with such coverages and such amounts as


                                Exhibit B, Page 4

         Landlord may reasonably require, which policies shall be endorsed to include Landlord and its contractors and their respective employees and agents and any Mortgagee as additional insured parties, and which shall provide thirty (30) days prior written notice of any alteration or termination of coverage. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to and approved by Landlord in writing.

         11. TERMINATION OF WORK LETTER; SURVIVAL OF TERMS. Landlord and Tenant acknowledge and agree that the provisions of this Work Letter are intended and designed to govern certain rights and obligations of the parties relating to the construction of the Tenant Improvements and other matters prior to the Commencement Date. Accordingly, except as hereinafter set forth in this
Section 11, from and after the Commencement Date, the terms and provisions of this Work Letter shall become null and void and of no further force or effect. Notwithstanding anything to the contrary in this Section 11, however, the following provisions shall not terminate and shall continue in full force and effect after the Commencement Date, and shall survive the Commencement Date:
Sections 1 and 5 (both of which shall terminate at such time as all punchlist items have been completed and all claims in connection therewith have been satisfied in full); Sections 10(b), 10(e), 10(f), 11 and 12 (which shall remain in effect for the duration of the Term); and Section 13 (which shall terminate at such time as the parties have executed the Confirmatory Memorandum).

         12. APPLICATION OF WORK LETTER. This Work Letter shall not be applicable to any space added to the Premises or in the event of a renewal or extension of the Term of the Lease or the exercise of any expansion option granted to Tenant pursuant to the Lease.

         13. CONFIRMATORY MEMORANDUM. At such time as the rentable area of the Premises has been finally determined, the parties shall jointly execute a written memorandum in the form attached to this Work Letter as Schedule 2, and such memorandum shall be attached to and become a part of the Lease. The written memorandum shall include the final rentable square footage of the Premises, as reasonably determined by Landlord's architect and reasonably approved by Tenant's architect, and the Base Rent and Tenant's Proportionate Share based on such square footage calculation and on Section 1.9 and Section 5.1(b), respectively, of the Lease.


                                Exhibit B, Page 5

                                   SCHEDULE 1

                       DESCRIPTION OF TENANT IMPROVEMENTS


                               Schedule 1, Page 1

                                   SCHEDULE 2

                        FORM OF CONFIRMATORY MEMORANDUM

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Landlord") and INNOTRAC CORPORATION ("Tenant") hereby execute and deliver this Confirmatory Memorandum pursuant to Section 13 of the Work Letter attached as EXHIBIT B to that certain Lease between Landlord and Tenant dated September 17, 2002.

1. This Confirmatory Memorandum is for the convenience and reference of the parties. The provisions of the Lease and the Work Letter shall be valid and given their full force and effect with respect to the terms contained in this Confirmatory Memorandum, notwithstanding the failure or refusal of either party to execute this document.

2.       Landlord and Tenant further agree and acknowledge as follows:

         (a) the rentable square footage of the Premises equals____________________________________________;

         (b)      Tenant's Proportionate Share
                  equals____________________         _________ percent (_____%);
                  and

         (c)      Base Rent equals:

                  Lease Year             Annual Base Rent        Monthly Installments
                  ----------             ----------------        --------------------
                  1st Lease Year
                  2nd Lease Year
                  3rd Lease Year
                  4th Lease Year
                  5th Lease Year
                  6th Lease Year

Executed and delivered as of_________________, 2002.

                                 TENANT

                                 INNOTRAC CORPORATION,
                                 a Georgia corporation



                                 By:
                                    -------------------------------------------
                                 Its:
                                     ------------------------------------------

                                 LANDLORD

                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey

                                 By: PDC Properties, Inc.



                                 By:
                                    -------------------------------------------
                                 Its:
                                     ------------------------------------------


                                Exhibit B, Page 1

                                   EXHIBIT C

                         LEGAL DESCRIPTION OF THE LAND

THAT PART OF LOT 1 OF WINDHAM LAKES UNIT 15, BEING A SUBDIVISION OF PART OF THE EAST HALF OF THE SOUTHWEST QUARTER AND THE WEST HALF OF THE SOUTHEAST QUARTER OF
SECTION 20, TOWNSHIP 37 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN RECORDED AS DOCUMENT R97-084143 IN WILL COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 1; THENCE NORTH 01 DEGREES 21 MINUTES 50 SECONDS WEST ALONG THE WEST LINE OF SAID LOT 1, A DISTANCE OF 1280.69 FEET; THENCE NORTH 88 DEGREES 39 MINUTES 10 SECONDS EAST, 789.98 FEET TO THE EAST LINE OF SAID LOT 1; THENCE SOUTH 01 DEGREES 32 MINUTES 45 SECONDS EAST ALONG SAID EAST LINE, 917.34 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY AND SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE OF SAID LOT 1, BEING A CURVE CONCAVE NORTHWESTERLY, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 472.24 FEET, A CHORD BEARING OF SOUTH 23 DEGREES 13 MINUTES 27 SECONDS WEST, A CHORD LENGTH OF 395.71 FEET, AN ARC LENGTH OF 408.31 FEET TO THE SOUTHEAST CORNER OF SAID LOT 1; THENCE SOUTH 88 DEGREES 21 MINUTES 34 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 1, A DISTANCE OF 628.25 FEET TO THE POINT OF BEGINNING; IN WILL COUNTY, ILLINOIS.

ALSO KNOWN AS LOT 1 IN WINDHAM LAKES RESUBDIVISION NUMBER 24 (RECORDING STATUS UNKNOWN).


                                Exhibit C, Page 1

                                   EXHIBIT D
                      FORM OF TENANT ESTOPPEL CERTIFICATE


Lease Date:                                          , 200_

Landlord:       The Prudential Insurance Company of America

Tenant:

Premises:       Unit No.

Rentable Area:                  square feet


The undersigned, being the Tenant under the above-described Lease hereby certifies to _____________________________________ ("Lender" or "Purchaser") and
Landlord as follows:

1. The Lease requires monthly base rent installments of $________________ each, commencing on ____________________________, 20__. The Lease requires monthly installments of Tenant's estimated share of operating expenses of $________________ and of Tenant's estimated share of taxes of $_______________.

2. Tenant has not prepaid any rent for more than one (1) month, and Tenant is paying rent under the Lease on a current basis with no offsets, credits, claims or setoffs. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed in the Lease.

3. A security deposit in the amount of $________________________ is being held by Landlord, which amount is not subject to any setoff or reduction or to any increase for interest or other credit due to Tenant. The Lease ______________ is or ____________ is not (check applicable provision) guaranteed by a third party. If the Lease is guaranteed by a third party, the name of the guarantor is _______________________________.

4. To Tenant's knowledge: the Lease is a valid lease and is in full force and effect, and attached hereto is a true and complete copy of the Lease and all amendments thereto and other agreements relating to the Lease and the rent payable thereunder, which documents represent the entire agreement between the parties.

5. To Tenant's knowledge: there is no existing default by Landlord or by Tenant under the Lease, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an event of default by Landlord or by Tenant under the Lease. To Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.

6. The Lease provides for a primary term of _____________________________ (______) months, commencing on _______________________________________, 20__ and
ending on _______________, 20__. The Lease contains an option for (______) additional terms of (______) years each upon the terms and conditions as set forth in the Lease. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the Lease. Tenant does not have any preferential right to lease or purchase all or any part of the property of which the Premises are a part (including any rights of first refusal or expansion options), except as may be stated in the Lease. The only interest of Tenant in the Property is that of a tenant pursuant to the terms of the Lease.

7. There are no actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

8. Tenant is entitled to no rent concessions under the Lease other than the following:


                                Exhibit D, Page 1

9. All construction, build-out, improvements, or alterations work to be completed to date by Landlord in the Premises under the Lease has been completed, except___________________________.

10. Tenant has received no notice of any claim, litigation or proceeding, pending or threatened, against or relating to Tenant that would adversely affect Tenant's ability to fulfill its obligations under the Lease or with respect to the Premises. Tenant has received no notice of, and has no knowledge of, any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Premises or Tenant's operation thereon. Tenant has received no notice from any governmental body or agency or from any person or entity with respect to any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of condemnation or eminent domain.

11. Tenant has accepted and is occupying the Premises. Except as specified below, Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Premises.

This certification is made knowing that Landlord, [Lender]/[Purchaser] is relying upon the representations herein made.

                                     TENANT



                                     --------------------------, --------------

                                                       corporation
                                     -----------------



                                     By:
                                        ---------------------------------------
                                     Its:
                                         --------------------------------------


                                Exhibit D, Page 2

                                   EXHIBIT E-1
                            FORM OF LEASE AMENDMENT
                          PRIOR TO ELECTION DEADLINE


                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made as of the _____ day of ________________, 2003, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and INNOTRAC CORPORATION, a ______________________ corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease dated as of September 17, 2002 (the "Lease") pursuant to which Tenant is leasing approximately 150,204 square feet of rentable area (the "Existing Premises") in the building located at Windham Industrial Center V in Romeoville, Illinois (the "Building"). Capitalized terms that are not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Lease; and

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional 105,357 square feet of rentable area adjacent to the Existing Premises;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Additional Premises. As of the date of this First Amendment (the "Effective Date"), Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord the 105,357 square feet of rentable area in the Building depicted on Exhibit A attached hereto and made a part hereof (the "Additional Premises") for the Term. For all periods from and after the Effective Date, Exhibit A to the Lease shall be superseded by Exhibit A attached hereto and made a part hereof. From and after the Effective Date the Premises shall consist of both the Existing Premises and the Additional Premises, constituting ___ square feet of rentable area in the aggregate. From and after the Effective Date, all references to the Premises in the Lease shall be deemed to refer to the Existing Premises and the Additional Premises.

         2. Base Rent and Tenant's Proportionate Share. For all periods from and after the Effective Date, Section 1.09 of the Lease shall be superseded by Exhibit B attached hereto and made a part hereof. As of the Effective Date Tenant's Proportionate Share under the Lease shall be _________% (rather than _________%).

         3. Possession of the Additional Premises. Possession of the Additional Premises shall be tendered to Tenant by Landlord on the Effective Date in their "as-is" condition. Tenant's taking possession of any portion of the Additional Premises shall be conclusive evidence that such portion of the Additional Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Existing Premises, the Additional Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Amendment to the Lease or except in accordance with the Work Letter and any amendments to the Plans requested by Tenant and approved by Landlord thereunder. If Tenant takes possession or enters into occupancy of the Additional Premises for the purpose of conducting its business therefrom prior to the Effective Date, such possession and occupancy shall be pursuant to all of the terms, covenants and conditions of the Lease, including the obligation to pay Base Rent and Additional Rent for the Additional Premises.

         4. Full Force and Effect, Inconsistency. Except as set forth in this First Amendment, the terms, covenants, conditions and agreements of the Lease shall remain unmodified and otherwise in full


                               Exhibit E-1, Page 1
force and effect. In the event of any inconsistency between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                  LANDLORD:

                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

                                  By: PDC Properties, Inc., its agent



                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  TENANT:

                                  INNOTRAC CORPORATION,
                                  a Georgia corporation



                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                               Exhibit E-1, Page 2

                                    Exhibit A

                                  Rental Space

















































                               Exhibit E-1, Page 3

                                    Exhibit B

                         Schedule of Base Rent Payments

Lease Year          Annual Base Rent per Sq. Ft.    Total Annual Base Rent      Monthly Installments
----------          ----------------------------    ----------------------      --------------------
1st Lease Year               $3.49                        $__________                $__________
2nd Lease Year               $3.56                        $__________                $__________
3rd Lease Year               $3.63                        $__________                $__________
4th Lease Year               $3.70                        $__________                $__________
5th Lease Year               $3.78                        $__________                $__________
6th Lease Year               $3.85                        $__________                $__________


                             Schedule E-1, Page 4

                                   EXHIBIT E-2
                            FORM OF LEASE AMENDMENT
                            AFTER ELECTION DEADLINE

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made as of the ______ day of _____________________ , 2003, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and INNOTRAC CORPORATION, a ___________________ corporation ("Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease dated as of September 17, 2002 (the "Lease") pursuant to which Tenant is leasing approximately 150,204 square feet of rentable area (the "Existing Premises") in the building located at Windham Industrial Center V in Romeoville, Illinois (the "Building"). Capitalized terms that are not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Lease; and

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional 105,357 square feet of rentable area adjacent to the Existing Premises;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Additional Premises. As of the date of this First Amendment (the "Effective Date"), Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord the 105,357 square feet of rentable area in the Building depicted on Exhibit A attached hereto and made a part hereof (the "Additional Premises") for the Term. For all periods from and after the Effective Date, Exhibit A to the Lease shall be superseded by Exhibit A attached hereto and made a part hereof. From and after the Effective Date the Premises shall consist of both the Existing Premises and the Additional Premises, constituting __________ square feet of rentable area in the aggregate. From and after the Effective Date, all references to the Premises in the Lease shall be deemed to refer to the Existing Premises and the Additional Premises.

         2. Base Rent and Tenant's Proportionate Share. For all periods from and after the Effective Date, Section 1.09 of the Lease shall be superseded by Exhibit B attached hereto and made a part hereof. As of the Effective Date Tenant's Proportionate Share under the Lease shall be ________% (rather than __________________%).

         3. Possession of the Additional Premises. Possession of the Additional Premises shall be tendered to Tenant by Landlord on the Effective Date in their "as-is" condition. Tenant's taking possession of any portion of the Additional Premises shall be conclusive evidence that such portion of the Additional Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Existing Premises, the Additional Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Amendment to the Lease or except in accordance with the Work Letter and any amendments to the Plans requested by Tenant and approved by Landlord thereunder. If Tenant takes possession or enters into occupancy of the Additional Premises for the purpose of conducting its business therefrom prior to the Effective Date, such possession and occupancy shall be pursuant to all of the terms, covenants and conditions of the Lease, including the obligation to pay Base Rent and Additional Rent for the Additional Premises.

         4. Full Force and Effect, Inconsistency. Except as set forth in this First Amendment, the terms, covenants, conditions and agreements of the Lease shall remain unmodified and otherwise in full


                                Exhibit E, Page 1
force and effect. In the event of any inconsistency between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                 LANDLORD:

                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

                                 By:  PDC Properties, Inc., its agent

                                 By:
                                      -----------------------------------------



                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 TENANT:

                                 INNOTRAC CORPORATION,
                                 a Georgia corporation


                                 By:
                                      -----------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                Exhibit E, Page 2

                                    Exhibit A

                                  Rental Space


























































                                Exhibit E, Page 3

                                    Exhibit B

                         Schedule of Base Rent Payments

Lease Year          Annual Base Rent per Sq. Ft.       Total Annual Base Rent      Monthly Installments
----------          ----------------------------       ----------------------      --------------------
1st Lease Year                $3.54                         $_____________              $___________
2nd Lease Year                $3.61                         $_____________              $___________
3rd Lease Year                $3.68                         $_____________              $___________
4th Lease Year                $3.76                         $_____________              $___________
5th Lease Year                $3.83                         $_____________              $___________
6th Lease Year                $3.91                         $_____________              $___________


                               Exhibit E, Page 4